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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MTR GAMING GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MTR GAMING GROUP, INC.
State Route 2
Chester, West Virginia 26034

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of MTR Gaming Group, Inc. to be held on Thursday, August 5, 2010, at 10:00 a.m. local time, at the Pittsburgh Marriott North, 100 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066.

        The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. There will be a brief report on the current status of our business.

        Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign and date your proxy ballot, and return it in the envelope provided. If you have any questions or would like assistance in voting your shares, please contact the company helping us with the solicitation of proxies, Innisfree M&A Incorporated, toll-free, at 1-888-750-5834.

        On behalf of the Officers and Directors of MTR Gaming Group, Inc., I thank you for your interest in the Company and hope that you will be able to attend our Annual Meeting.

For The Board of Directors,
STEVEN M. BILLICK Chairman of the Board of Directors
June 25, 2010

MTR GAMING GROUP, INC.
State Route 2
Chester, West Virginia 26034

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MTR Gaming Group, Inc. will be held on Thursday, August 5, 2010, at 10:00 a.m. local time, at the Pittsburgh Marriott North, 100 Cranberry Woods Drive, Cranberry Township 16066 for the following purposes:

  1.
  To elect seven (7) persons to serve as directors of the Company until their successors are duly elected and qualified;

  2.
  To approve and adopt an amendment to our Restated Certificate of Incorporation to authorize an increase in the authorized number of shares of common stock;

  3.
  To approve and adopt an amendment to our Restated Certificate of Incorporation to authorize the issuance of preferred stock;

  4.
  To approve the Company's 2010 Long Term Incentive Plan;

  5.
  To ratify the selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm; and

  6.
  To transact such other business as may properly come before the meeting.

        Stockholders entitled to notice and to vote at the meeting will be determined as of the close of business on June 18, 2010, the record date fixed by the Board of Directors for such purposes.

By order of the Board of Directors
Nick Rodriguez-Cayro, Secretary

June 25, 2010

Please sign the enclosed proxy and return it promptly in the enclosed envelope.

If mailed in the United States, no postage required.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on August 5, 2010: The Company's Proxy Statement and Fiscal Year 2009 Annual Report to Stockholders are available at http://www.cstproxy.com/mtrgaming/2010.

MTR GAMING GROUP, INC.
State Route 2
Chester, West Virginia 26034
(304) 387-8000

PROXY STATEMENT

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MTR Gaming Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held August 5, 2010.

        A copy of the Company's report with financial statements for the year ended December 31, 2009 is enclosed. This proxy statement and form of proxy are to be first sent to stockholders on or about the date stated on the accompanying Notice of Annual Meeting of Stockholders.

        Only stockholders of record as of the close of business on June 18, 2010 will be entitled to notice of and to vote at the meeting and any postponement or adjournments thereof. As of June 18, 2010, 27,475,260 shares of Common Stock of the Company were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by written notice to the Secretary of the Company or by submission of another proxy bearing a later date. In addition, stockholders attending the meeting may revoke their proxies at any time before they are exercised.

        If no contrary instructions are indicated, all properly executed proxies returned in time to be cast at the meeting will be voted FOR: (i) the election of the directors nominated herein, (ii) approval and adoption of the amendment to our Restated Certificate of Incorporation to authorize an increase in the authorized number of shares of common stock, (iii) approval and adoption of an amendment to our Restated Certificate of Incorporation to authorize the issuance of preferred stock, (iv) approval of our 2010 Long Term Incentive Plan, and (v) the ratification of the selection of the auditors. A majority of the shares of Common Stock entitled to vote at the Annual Meeting, represented in person or by proxy (and in no event less than 33 1/3 percent of the outstanding shares of the Company's Common Stock), will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

        Stockholders will vote at the meeting by ballot and votes cast at the meeting in person or by proxy will be tallied by the Company's transfer agent. Shares held by stockholders present in person at the meeting who do not vote and ballots marked "abstain" or "withheld" will be counted as present at the meeting for quorum purposes. The affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy and entitled to vote thereon is required to elect a director, to approve the Company's 2010 Long Term Incentive Plan, and to ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company's independent registered public accounting firm. The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for adoption of the proposals to amend the Company's Restated Certificate of Incorporation to increase the authorized number of shares of common stock and authorize the issuance of preferred stock. With respect to the election of directors, votes may be cast in favor of all nominees, withheld from all nominees or withheld from specifically identified nominees. Votes that are withheld will have the effect of a negative vote. With respect to the approval of the Company's 2010 Long Term Incentive Plan, adoption of the amendment of the Company's Restated

Certificate of Incorporation to increase the authorized number of shares of common stock and authorize the issuance of preferred stock and the ratification of the appointment of Ernst & Young LLP, votes may be cast in favor of or against the proposal, or a stockholder may abstain from voting on the proposal. Abstentions will have the effect of a negative vote. Under applicable Delaware law, a non-vote will have no effect on the outcome of any of the matters referred to in this proxy statement, other than with respect to the adoption of the amendments of the Company's Restated Certificate of Incorporation to increase the authorized number of shares of common stock and authorize the issuance of preferred stock, as to which it will have the effect of a negative vote.

        The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or telegraph by regular employees of the Company, without any additional remuneration. The cost of soliciting proxies will be borne by the Company. We have retained Innisfree M&A Incorporated to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Innisfree M&A Incorporated a fee of $8,500 plus expenses for these services. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation material.

        The Company knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, then the persons named as proxies will use their own judgment in voting shares represented by proxies.

ITEM 1

ELECTION OF DIRECTORS

        The directors of the Company are currently elected annually and hold office until the next annual meeting and until their successors have been elected and have qualified. The Company's Bylaws provide that the number of Directors on the Company's Board of Directors (the "Board") shall be nine. The Board has nominated seven (7) candidates for service, each of whom serves for a term of one year, or until their successors are elected and qualify. Directors elected at this Annual Meeting of Stockholders shall serve until the 2011 annual meeting or until their successors are duly elected and qualified. At this time, the Company does not intend to fill the remaining vacancies on the Board.

        Unless you instruct otherwise or withhold authority to vote, the enclosed proxy, if signed and returned, will be voted for the election of the nominees listed below. If for any reason any nominee is unable to accept the nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to nominate someone else or to reduce the number of management nominees to such extent as the persons named as proxies may deem advisable.

        At the Annual Meeting of Stockholders to be held on August 5, 2010, directors shall be elected by the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting. Stockholders may not vote their shares cumulatively in the election of directors. Any stockholder submitting a proxy has the right to withhold authority to vote for an individual nominee to the Board by writing that nominee's name in the space provided on the proxy. Shares represented by all proxies received by the Company and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all of the nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Nominees for Directors; Executive Officers

        Steven M. Billick, Robert A. Blatt, James V. Stanton, Richard Delatore, Raymond K. Lee, Robert F. Griffin and Roger P. Wagner have been recommended and nominated by the Company's Nominating Committee to serve as directors. Each of the nominees for director currently serves as a director of the Company.

        The following table sets forth certain information regarding the directors and executive officers of the Company.

Name	Age	Position and Office Held
Steven M. Billick(3)(5)	54	Chairman of the Board
Robert A. Blatt(1)(2)(6)	69	Vice Chairman of the Board and Assistant Secretary
James V. Stanton(2)(3)(4)(6)	78	Director
Richard Delatore(2)(3)(4)(6)	70	Director
Raymond K. Lee(1)(2)(3)(5)	53	Director
Roger P. Wagner(1)(4)(5)	62	Director
Robert F. Griffin	50	Director, President and Chief Executive Officer
David R. Hughes	47	Corporate Executive Vice President and Chief Financial Officer
Robert J. Norton	38	Chief Operating Officer
John W. Bittner, Jr.	57	Executive Vice President of Finance and Accounting, Principal Accounting Officer
Nick Rodriguez-Cayro	46	Secretary

(1)
Member of the Finance Committee

(2)
Member of the Succession Committee

(3)
Member of the Audit Committee

(4)
Member of the Nominating Committee

(5)
Member of the Compensation Committee

(6)
Member of the Compliance Committee

        The following briefly describes the business experience and educational background of each nominee for director and details the Board's reasons for selecting each nominee for service on the Board.

        Steven M. Billick, 54, has been a director of the Company since October 2008, and was elected Chairman of the Board of Directors on March 12, 2010. Mr. Billick serves as a member of our Compensation and Audit Committees. Mr. Billick is presently a principal with Inglewood Associates, LLC, a management consulting firm, a position he has held since 2007. In 2006, Mr. Billick was the Principal of Edgerton Associates, LLC, providing accounting and finance consulting for publicly traded and privately held companies. From 2000 to 2005, Mr. Billick was the Executive Vice President, Chief Financial Officer and Treasurer of Agilisys, Inc., a publicly-traded distributor of computer hardware, software and service products. Mr. Billick worked with Deloitte & Touche in Cleveland, Ohio from 1977 to 1991. He was a Partner with Deloitte & Touche from 1987 to 1991. While at Deloitte & Touche, Mr. Billick provided audit and financial consulting services to a diverse group of clients. Mr. Billick received his Bachelor of Science in Business Administration from John Carroll University in 1977.

        The Board selected Mr. Billick to serve as director due to his particular knowledge and experience in a number of areas, including management, accounting, computer systems and finance. Additionally,

Mr. Billick has occupied a variety of executive positions at numerous institutions, giving him extensive leadership experience. The diversity of Mr. Billick's particular qualifications and skills strengthens the Board's collective knowledge and capabilities.

        Robert A. Blatt, 69, has been a director of the Company since September 1995 and was a Vice President from 1999 until April of 2007, when he became Vice Chairman. Mr. Blatt is Chairman of the Finance Committee and the Succession Committee and a Board representative on the Company's Compliance Committee, and is Assistant Secretary of the Company. Mr. Blatt is the Chief Executive Officer and managing member of New England National, L.L.C. ("NEN"). Since 1979 he has been chairman and majority owner of CRC Group, Inc., and related entities, a developer, owner, and operator of shopping centers and other commercial properties, and from 1985 until its initial public offering in 2006, a member (seat owner) of the New York Stock Exchange, Inc. From 1959 through 1991, Mr. Blatt served as director, officer or principal of a number of public and private enterprises. Mr. Blatt received his Bachelor of Science in Finance from the University of Southern California in 1962 and his Juris Doctor from the University of California at Los Angeles in 1965. He is a member of the State Bar of California.

        The Board selected Mr. Blatt to serve as director due to his particular knowledge and experience in a number of areas, including developing, owning and operating commercial properties, serving as a member of the New York Stock Exchange and directing companies. Mr. Blatt has served as member of, or adviser to, the boards of over 30 public and private companies. Together with this experience, Mr. Blatt's qualifications and skills strengthen the Board's collective knowledge and capabilities.

        James V. Stanton, 78, has been a director of the Company since February 1998 and serves on our Audit Committee, Succession Committee, and Nominating Committee and as Chairman and Board representative on the Company's Compliance Committee. Mr. Stanton is also a director of Try It Distributing Co., a privately held corporation. Mr. Stanton has his own law and lobbying firm, Stanton & Associates, in Washington, D.C. From 1971-1978, Mr. Stanton represented the 20th Congressional District of Ohio in the United States House of Representatives. While in Congress Mr. Stanton served on the Select Committee on Intelligence, the Government Operations Committee, and the Public Works and Transportation Committee. Mr. Stanton has held a wide variety of public service positions, including service as the youngest City Council President in the history of Cleveland, Ohio and membership on the Board of Regents of the Catholic University of America in Washington, D.C. Mr. Stanton is also former Executive Vice President of Delaware North, a privately held international company which, during Mr. Stanton's tenure, had annual sales of over $1 billion and became the leading pari-mutuel wagering company in the United States, with worldwide operations including horse racing, harness racing, dog racing, and Jai-Lai. Delaware North also owned the Boston Garden and the Boston Bruins hockey team. From 1985-1994, Mr. Stanton was a principal and co-founder of Western Entertainment Corporation, which pioneered one of the first Native American Gaming operations in the United States, a 90,000 square foot bingo and casino gaming operation located on the San Manuel Indian Reservation in California, which generated annual revenues in excess of $50 million. Mr. Stanton also serves on the Boards of Directors of the Federal Home Loan Bank of Atlanta and of Lottery and Wagering Solutions, Inc.

        The Board selected Mr. Stanton to serve as director due to his particular knowledge and experience in a number of areas, including public service, law, government and education. Additionally, Mr. Stanton brings to the Board his experience in the Advanced Management Program at Harvard Business School. Together with his various leadership positions at companies in the gaming industry, Mr. Stanton's qualifications and skills strengthen the Board's collective knowledge and capabilities.

        Richard Delatore, 70, has been a director of the Company since June 2004. Mr. Delatore serves as a member of our Audit and Succession Committees and is the Chairman of our Nominating Committee and a Board representative on the Company's Compliance Committee. Mr. Delatore is presently a Vice

President with Schiappa & Company, which is involved in the coal mining and hauling business and located in Wintersville, Ohio (since 2002) and is a Vice President (since 2005) of Ohio—Rail Corporation, a short line railroad operating in Southeast Ohio. Mr. Delatore is also a coal and timber consultant in Steubenville, Ohio (since 1970), and served as a commissioner on the Board of Commissioners in Jefferson County, Ohio from 2000 to 2004. Mr. Delatore owned, bred and raced thoroughbred horses from 1978 to 1992 and was a member of the Ohio State Racing Commission from 1995 to 1999. Mr. Delatore chaired the Medication Committee of the Ohio State Racing Commission in 1999. He was also a member of the Steubenville City School Board of Education from 1993 to 2000 and a member of the Jefferson County Joint Vocational School Board of Education from 1995 to 1998. Mr. Delatore was designated the "Italian American of the Year" for 2006 by the Upper Ohio Italian Heritage Festival. Mr. Delatore received his Bachelor of Science degree in Business Administration from Franciscan University of Steubenville, Ohio in 1970.

        The Board selected Mr. Delatore to serve as director due to his particular knowledge and experience in a number of areas, including rail, natural resources and horse racing. Mr. Delatore also brings to the Board regulatory expertise, as well as the experience of directing educational institutions. The diversity of Mr. Delatore's qualifications and skills strengthens the Board's collective knowledge and capabilities.

        Raymond K. Lee, 53, has been a director of the Company since October 2008. Mr. Lee serves as Chairman of our Audit Committee and a member of our Finance Committee, Succession Committee and Compensation Committee. Mr. Lee is presently the President and Chief Executive Officer of Country Pure Foods, LLC (CPF), a privately-held corporation headquartered in Akron, Ohio. Mr. Lee has held that position since May 2003. Prior to 2003, Mr. Lee served as COO for Roetzel and Andress, a major law firm headquartered in Akron, as well as interim CEO for Khyber Technologies, a tech startup. He also served as CEO, CFO and EVP of Operations for CPF and its predecessors from 1992 to 2001, before rejoining CPF in 2003. Mr. Lee was a Tax Partner with Deloitte & Touche in Northeast Ohio from 1988 to 1992. He served as a Tax Manager and Senior Manager with Deloitte & Touche from 1981 to 1988. While at Deloitte & Touche, Mr. Lee provided business and tax consulting services to a diverse group of clients. Mr. Lee received his CPA from the State of Ohio and his Bachelor of Science in Accounting from the University of Akron in 1979.

        The Board selected Mr. Lee to serve as director due to his particular knowledge and experience in a number of areas, including business leadership and finance. As Chief Executive Officer of Country Pure Foods, Mr. Lee is responsible for manufacturing operations, sales, marketing, finance and human resources. Together with his financial background at Deloitte & Touche, Mr. Lee's qualifications and skills strengthen the Board's collective knowledge and capabilities.

        Roger P. Wagner, 62, has been a director of the Company since May 26, 2010. Mr. Wagner serves as Chairman of the Compensation Committee and member of the Finance and Nominating Committees. Mr. Wagner has over forty years of experience in the gaming and hotel management industry and is presently a founding partner of House Advantage, LLC, a gaming consulting group that focuses on assisting gaming companies in improving market share and bottom line profits. Most recently, Mr. Wagner served as Chief Operating Officer for Binion Enterprises from 2007 through 2009, assisting legendary Jack Binion in identifying gaming opportunities. Prior to that, Wagner served as Chief Operating Officer of Resorts International Holdings from 2005 to 2007. Mr. Wagner served as President of Horseshoe Gaming Holding Corp. from 2001 until its sale in 2004 and as its Senior Vice President and Chief Operating Officer from 1998 to 2001. Prior to joining Horseshoe, Mr. Wagner served as President of the Development Company for Trump Hotels & Casino Resorts from 1996 to 1998, President and Chief Operating Officer of Trump Castle Casino Resort from 1991 to 1996 and President and Chief Operating Officer of Claridge Casino Hotel from 1983 to 1991. Prior to his employment by Claridge Casino Hotel, he was employed in various capacities by the Edgewater Hotel Casino, Sands Hotel Casino, MGM Grand Casino—Reno, Frontier Hotel Casino and Dunes Hotel Casino. Mr. Wagner graduated from the University of Nevada Las Vegas in 1969.

        The Board selected Mr. Wagner to serve as a director due to his particular knowledge and experience gained in over 40 years in the gaming and hospitality industry. Mr. Wagner has vast experience in all aspects of managing gaming and hospitality companies, including sales, marketing, development, finance and human resources. The depth of Mr. Wagner's experience as an executive of multiple gaming companies, managing multiple gaming properties and acting as a consultant to gaming companies strengthens the Board's collective knowledge and capabilities.

        Robert F. Griffin, 50, has been our President and Chief Executive Officer since November 2008, and was elected to the Board of Directors on March 12, 2010. Mr. Griffin has worked in the gaming and hospitality business since 1980. Prior to November 2008, Mr. Griffin served as the Senior Vice President of Operations of Isle of Capri Casinos, Inc. ("ICCI"), a position he held since November 2004. Mr. Griffin served as Vice President/General Manager at ICCI's Black Hawk property from August 2002 to April 2003, its Tunica property from May 2001 to August 2002, its Lake Charles property from May 2000 to May 2001, and its Vicksburg property from May 1999 to May 2000.

        The Board selected Mr. Griffin to serve as director due to his particular knowledge and experience in a number of areas, including over 30 years in the gaming and hospitality industries. Mr. Griffin has vast experience in all aspects of managing gaming and hospitality companies, including sales, marketing, development, finance and human resources. Together with his experience as our President and Chief Executive Officer, Mr. Griffin's particular qualifications and skills strengthen the Board's collective knowledge and capabilities.

Executive Officers

        David R. Hughes, 47, joined the Company in January 2003 as Chief Operating Officer of Mountaineer, a position he held until January 2007. He subsequently was appointed Corporate Executive Vice President and Chief Financial Officer of the Company in May 2008. Mr. Hughes served as Executive Vice President Strategic Operations of MTR Gaming until May 2008. Mr. Hughes has 25 years of operational and financial experience with executive experience in the gaming and hospitality industry. Prior to joining the Company he served as CFO of Penn National Gaming's Charles Town Races & Slots property in Charles Town, West Virginia. Prior to his position with Penn National, Mr. Hughes held senior executive operational and financial management positions with major gaming companies throughout the United States. His destination resort experience includes key operating and financial positions with Resorts Hotel and Casino, Mohegan Sun Casino, Trump Plaza Hotel and Casino and the Sands Hotel and Casino. He holds a Bachelor of Science Degree in Business Administration and Accounting from Stockton State College and is a Certified Public Accountant.

        Robert Norton, 38, was appointed Chief Operating Officer of MTR Gaming Group on May 26, 2009. Mr. Norton has more than 14 years of experience in the gaming industry. Previously he served as the Corporate Vice President of Business Strategy of Isle of Capri Casinos, Inc. ("ICCI") in St. Louis, Missouri, a position he held since May 2008 and was Corporate Vice President of Gaming Operations at ICCI from January 2005 to May 2008. Mr. Norton also served as Vice President and General Manager at ICCI in Kansas City, Missouri, from January 2004 to January 2005.

        John W. Bittner Jr., 57, was appointed Executive Vice President of Finance and Accounting in May 2008. Mr. Bittner joined the Company as its Chief Financial Officer in January 2002 and served in that position until May 2008. Prior to joining the Company, Mr. Bittner was a Partner at Ernst & Young, LLP 1987 to 2000 and was with Ernst & Young, LLP from 1975 to 2000. While at Ernst & Young, LLP Mr. Bittner provided accounting, auditing and business advisory services to privately and publicly held organizations in a variety of industries. During 2001, Mr. Bittner was an accounting and financial consultant. Mr. Bittner is a CPA licensed in Pennsylvania. Mr. Bittner received his Bachelor of Science degree in Accounting from Duquesne University in 1975. Mr. Bittner is a member of the

American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.

        Narciso ("Nick") A. Rodriguez-Cayro, 46, joined the Company as its General Counsel in February 2010, and was named the Company's Secretary and General Counsel in May 2010. Prior to joining MTR, Mr. Rodriguez was a partner with Ruben and Aronson and managed the firm's Pennsylvania operations as well as the firm's Pennsylvania gaming clients. Prior to joining Ruben and Aronson, Mr. Rodriguez served as the Pennsylvania Gaming Control Board's first Senior Chief Counsel. Additionally, Mr. Rodriguez served as a Chief Counsel within Governor Rendell's Administration. Prior to entering the practice of law, Mr. Rodriguez served with local, state and federal law enforcement agencies, including the Pennsylvania Office of Attorney General, Bureau of Narcotics Investigations, from which he retired in 1999. Mr. Rodriguez is a member of the American Bar Association, Pennsylvania Bar Association and Dauphin County Bar Association. Mr. Rodriguez is a military veteran and a graduate of Indiana University of Pennsylvania and the Duquesne University School of Law, where he served as the Editor-in-Chief of the law school's legal magazine.

Corporate Governance

        For a director to be considered independent, the director must meet the bright-line independence standards under the listing standards of NASDAQ and the Board must affirmatively determine that the director has no material relationship with us, directly, or as a partner, stockholder or officer of an organization that has a relationship with us. The Board determines director independence based on an analysis of the independence requirements of the NASDAQ listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination. The Board also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with us. The Board has determined that the following five directors satisfy the independence requirements of NASDAQ: Steven M. Billick, James V. Stanton, Richard Delatore, Raymond K. Lee and Roger P. Wagner.

        The Board held eleven (11) meetings and acted thirty (30) times by written consent during the fiscal year ended December 31, 2009. Each current director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member (from the time of the appointment to such committee) during such year, except for Robert F. Griffin and Roger P. Wagner who were appointed to the Board in March 2010 and May 2010, respectively.

  Audit Committee

        The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. Messrs. Billick, Delatore, Stanton, and Lee, all of whom are independent directors, make up the Board's Audit Committee. Mr. Lee is Chairman of the Audit Committee. During the fiscal year ended December 31, 2009, the Audit Committee met five (5) times. In June 2000, the Board of Directors established a formal Charter for the Audit Committee, which was last amended on May 7, 2010. The Audit Committee Charter is available on our Internet website at www.mtrgaming.com under "Investor Relations—Corporate Governance."

  Compensation Committee

        Messrs. Wagner, Billick and Lee, all of whom are independent directors, make up the Board's Compensation Committee (and meet the NASDAQ independence requirements with respect to Compensation Committee members). Mr. Wagner serves as Chairman of the Compensation Committee. The Compensation Committee operates under a written charter adopted by our Board of Directors which is available on our Internet website at www.mtrgaming.com under "Investor Relations—Corporate Governance." The Compensation Committee makes recommendations with respect to salaries, bonuses, restricted stock, and deferred compensation for the Company's executive officers as well as the policies underlying the methods by which the Company compensates its executives. During the fiscal year ended December 31, 2009, the Compensation Committee held eight (8) meetings. Except as otherwise delegated by the Board of Directors or the Compensation Committee, the Compensation Committee acts on behalf of the Board with respect to compensation matters. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated Committee members to perform certain of its duties on its behalf, including, to the extent permitted by applicable law, the delegation to a subcommittee of one director the authority to grant stock options and equity awards. The Compensation Committee reviews the recommendations of the Company's CEO with respect to individual elements of the total compensation of the Company's executive officers (other than the CEO) and key management.

        Compensation Policies and Risk Management.    It is the responsibility of the Compensation Committee to ensure that the Company's policies and practices related to compensation do not encourage excessive risk-taking behavior. The Company believes that any risks arising from its current compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. As described in the section entitled "Compensation Discussion and Analysis" below, the Company is developing future compensation policies with the objective of ensuring that management incentives promote disciplined, sustainable achievement of the Company's long-term goals.

  Finance Committee

        The Finance Committee monitors the Company's relationships with its lenders and investment bankers and negotiates on behalf of the Company with respect to proposed financing arrangements. Messrs. Blatt, Lee, and Wagner make up the Board's Finance Committee, with Mr. Blatt as Chairman. During the fiscal year ended December 31, 2009, the Finance Committee held four (4) meetings.

  Nominating Committee

        The Nominating Committee of the Company currently includes independent directors Messrs. Delatore, Stanton and Wagner, with Mr. Delatore as Chairman, and operates under a written charter adopted by our Board of Directors which is available on our Internet website at www.mtrgaming.com under "Investor Relations—Corporate Governance." Our Board of Directors has determined that each of the members of the Nominating Committee is "independent" within the meaning of the general independence standards in the listing standards of The NASDAQ Stock Market, Inc. The Committee (which was established in June 2004), met one (1) time in 2009. The primary purposes and responsibilities of the Nominating Committee are to (1) identify individuals qualified to become directors, consistent with the criteria approved by our Board of Directors set forth in the Nominating Committee Charter, (2) nominate qualified individuals for election to the Board of Directors at the next annual meeting of stockholders, and (3) recommend to our Board of Directors the individual directors to serve on the committees of our Board of Directors.

        Director Candidate Recommendations and Nominations by Stockholders.    The Nominating Committee's Charter provides that the Nominating Committee will consider director candidate nominations by stockholders. In evaluating nominations received from stockholders, the Nominating Committee will apply the same criteria and follow the same process set forth in its Charter as it would with its own nominations.

        Nominating Committee Process for Identifying and Evaluating Director Candidates.    The Nominating Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in its Charter. In identifying candidates, the Committee has the authority to engage and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm. The Nominating Committee evaluates any candidate's qualifications to serve as a member of our Board of Directors based on the totality of the merits of the candidate and not based on minimum qualifications or attributes. In evaluating a candidate, the Nominating Committee takes into account the background and expertise of individual Board members as well as the background and expertise of our Board of Directors as a whole. In addition, the Nominating Committee will evaluate a candidate's independence and his or her background and expertise in the context of our Board's needs. The Nominating Committee Charter requires that the Committee ascertain that each nominee shall have: (i) demonstrated business and industry experience that is relevant to the Company; (ii) the ability to meet the suitability requirements of all relevant regulatory agencies; (iii) freedom from potential conflicts of interest with the Company and independence from management with respect to independent director nominees; (iv) the ability to represent the interests of stockholders; (v) the ability to demonstrate a reasonable level of financial literacy; (vi) the availability to work with the Company and dedicate sufficient time and energy to his or her board duties; (vii) a recognized reputation for integrity, skill, honesty, leadership abilities and moral values; and (viii) the ability to work constructively with the Company's other directors and management. The Nominating Committee may also take into consideration whether a candidate's background and skills meet any specific needs of the Board that the Nominating Committee has identified and will take into account diversity in professional and personal experience, background, skills, race, gender and other factors of diversity that it considers relevant to the needs of the Board.

  Compliance Committee

        As a publicly traded corporation registered with and licensed by the West Virginia Lottery Commission and the Pennsylvania Gaming Control Board, the Company has a Compliance Committee which implements and administers the Company's Compliance Plan. The Committee's duties include investigating key employees, vendors of goods and services, sources of financing, consultants, lobbyists and others who wish to do substantial business with the Company or its subsidiaries and making recommendations to the Company's management concerning suitability. There are currently six (6) members of the Compliance Committee including three members of the Company's Board of Directors (Messrs. Stanton (Chairman), Blatt and Delatore). The Compliance Committee held eight (8) meetings in 2009.

  Succession Committee

        In April 2008, the Board created a Succession Committee to identify potentially qualified individuals to succeed Edson Arneault as President and CEO of the Company as well as to deal with any other succession issues involving key executives that may arise from time to time. This Committee is comprised of Messrs. Blatt, Stanton, Delatore and Lee, with Mr. Blatt as Chairman. The Succession Committee did not hold any meetings in 2009.

        All directors attended the Company's Annual Meeting of stockholders in July 2009.

Compensation Committee Interlocks and Insider Participation

        The current members of the Company's Compensation Committee are Messrs. Wagner, Billick and Lee, each of whom is an independent director. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Compensation Committee of the Company.

        The Compensation Committee is authorized to review all compensation matters involving directors and executive officers and Committee approval is required for any compensation to be paid to executive officers or directors who are employees of the Company.

Stockholder Communications

        Stockholders may communicate with the Board of Directors by sending written correspondence to the Chairman of the Nominating Committee at the following address: MTR Gaming Group, Inc., State Route 2, South, P.O. Box 356, Chester, West Virginia 26034, Attention: Corporate Secretary. The Chairman of the Nominating Committee and his or her duly authorized representatives shall be responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Corporate Secretary is responsible for evaluating the materiality of each stockholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board, (ii) one or more Board members and/or (iii) other individuals or entities. Additional procedures to be followed by stockholders of the Company in submitting recommendations to the Nominating Committee are attached as an exhibit to the Nominating Committee's Charter.

Board Leadership Structure and Risk Oversight

        The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, since the Board believes it is in the best interests of the Company and its stockholders to make that determination based on the position and direction of the Company and the composition of the Board. At this time, our Chief Executive Officer, although a member of the Board, is not its Chairman. The Company believes this structure facilitates independent oversight of management while fostering effective communication between the Company's management and the Board.

        The Company's senior management is responsible for the day-to-day assessment and management of the Company's risks, and our Board of Directors is responsible for oversight of the Company's enterprise risk management in general. The risks facing our Company include risks associated with the Company's financial condition, liquidity, operating performance and regulations applicable to our operations and compliance therewith. The Board's oversight is primarily managed and coordinated through Board Committees. Our Audit Committee oversees the Company's risk management with respect to significant financial and accounting policies as well as the effectiveness of management's processes that monitor and manage key business risks, and the Compliance Committee is responsible for overseeing risks associated with the Company's gaming activities and regulatory compliance. Additionally, the Compensation Committee oversees risks related to compensation policies. The Audit, Compensation and Compliance Committees report their findings to the full Board of Directors. In addition, at its meetings, the Board discusses risks that the Company faces, including those management has highlighted as the most relevant risks to the Company. Furthermore, the Board's oversight of enterprise risk involves assessment of the risk inherent in the Company's long-term strategies reviewed by the Board, as well as other matters brought to the attention of the Board. We believe that the structure and experience of our Board allows our directors to provide effective oversight of risk management. The Board recognizes that it is the Company's and its management's responsibility to identify and attempt to mitigate risks that could cause significant damage to the Company's business or stockholder value.

Report of the Audit Committee

        The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the financial statements of the Company. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent," as required by applicable listing standards of NASDAQ and the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Committee operates pursuant to a Charter that was last amended on May 7, 2010. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In addition, the Company's independent registered public accounting firm will express their opinion on the effectiveness of the Company's internal controls over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        As part of its responsibility to monitor and oversee the Company's internal controls over financial reporting, during fiscal year 2009, the Audit Committee received and reviewed periodic reports and updates from the Company's Management and the Company's independent registered public accounting firm on the progress in meeting the Company's obligations with regard to documenting and testing its internal controls over financial reporting and remediating any issues that were identified. The Audit Committee also discussed with Management, and the Company's independent registered public accounting firm, Management's assessment of the effectiveness of the Company's internal controls over financial reporting, which was included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission.

        In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the Company's independent registered public accounting firm. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has met with the Company's independent registered public accounting firm, with and without management present to discuss the results of their examinations. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, as currently in effect, and has discussed with the independent registered public accounting firm that firm's independence.

        The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Committee necessarily rely on the information provided to them by Management and the independent registered public accounting firm. Accordingly, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted accounting standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's independent registered public accounting firm is in fact "independent."

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission.

        Submitted by the Audit Committee of the Company's Board of Directors,

Steven M. Billick (Chairman until May 2010)
Raymond K. Lee
Richard Delatore
James V. Stanton

Audit Committee Financial Expert

        The Securities and Exchange Commission adopted a rule requiring disclosure concerning the presence of at least one "audit committee financial expert" on audit committees. Our Board of Directors has determined that Mr. Lee qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission and that Mr. Lee is independent, as independence for Audit Committee members is defined pursuant to the applicable NASDAQ listing requirements.

Code of Ethics

        We have adopted a code of ethics and business conduct applicable to all directors and employees, including the chief executive officer, chief financial officer and principal accounting officer. The code of ethics and business conduct is posted on our website, http://www.mtrgaming.com (accessible through the "Corporate Governance" caption of the Investor Relations page) and a printed copy will be delivered on request by writing to the corporate secretary at MTR Gaming Group, Inc., c/o corporate secretary, P.O. 356, Chester, West Virginia, 26034. We intend to satisfy the disclosure requirement regarding certain amendments to, or waivers from, provisions of its code of ethics and business conduct by posting such information on our website.

Stock Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of June 18, 2010, the ownership of the presently issued and outstanding shares of our common stock by persons owning more than 5% of such stock, and the ownership of such stock by our officers and directors, individually and as a group. As of June 18, 2010, there were 27,475,260 shares of common stock outstanding. Unless otherwise indicated, the address for each of the stockholders listed below is c/o MTR Gaming Group, Inc., State Route 2 South, P.O. Box 356, Chester, WV 26034.

Name	Number of Shares	Percentage of Class
Robert A. Blatt(1)	740,600	2.68%
James V. Stanton(2)	60,000	*
Richard Delatore(3)	0	*
Raymond K. Lee(4)	20,000	*
Steven M. Billick(5)	0	*
Roger P. Wagner(6)	0	*
Robert F. Griffin(7)	100,000	*
David R. Hughes(8)	70,000	*
John W. Bittner, Jr.(9)	115,000	*
Robert J. Norton(10)	7,985	*
Narciso A. Rodriguez-Cayro(11)	0	*
Total officers and directors as a group (11 persons)	1,113,585	4.1%
The Jeffrey P. Jacobs Revocable Trust, Jacobs Entertainment, Inc., Gameco Holdings, Inc., Jacobs Investments, Inc. and Jeffrey P. Jacobs(12)	5,066,433	18.44%
Arbiter Partners and Isaac Brothers, LLC(13)	2,054,686	7.48%
Brigade Capital Management, LLC, Brigade Leveraged Capital Structures Fund, Ltd. and Donald E. Morgan, III(14)	1,498,653	5.46%

*
Indicates less than one percent.

(1)
Includes 733,600 shares held by Mr. Blatt, 3,000 shares held by Mr. Blatt's wife, 1,000 shares held in the name of Mr. Blatt's minor son and 3,000 shares held in the name of Mr. Blatt's daughter. Mr. Blatt has disclaimed beneficial ownership of the shares held by his wife and children.

  Mr. Blatt's mailing address is c/o The CRC Group, Larchmont Plaza, 1890 Palmer Avenue, Suite 303, Larchmont, NY 10538.

(2)
Includes 60,000 shares held by Mr. Stanton. Mr. Stanton's mailing address is c/o the Company at State Route 2 South, P.O. Box 356, Chester, WV 26034.

(3)
Mr. Delatore's mailing address is c/o the Company at State Route 2 South, P.O. Box 356, Chester, West Virginia 26034.

(4)
Includes 20,000 shares held by Mr. Lee. Mr. Lee's mailing address is c/o the Company at State Route 2 South, P.O. Box 356, Chester, WV 26034.

(5)
Mr. Billick's mailing address is c/o the Company at State Route 2 South, P.O. Box 356, Chester, WV 26034.

(6)
Mr. Wagner's mailing address is c/o the Company at State Route 2 South, P.O. Box 356, Chester, WV 26034.

(7)
Includes options to acquire beneficial ownership of 100,000 shares exerciseable within 60 days. Excludes options to purchase beneficial ownership of 50,000 shares exercisable upon a date in excess of 60 days from the date of this report (except that such options shall be exercisable immediately if Mr. Griffin is terminated without cause or if he terminates his employment for good reason, as such terms are defined in his employment agreement with the Company and shall be exercisable immediately upon a change in control of the Company, as defined in Mr. Griffin's employment agreement) and excludes 200,000 restricted stock units that have not vested or are not exercisable within 60 days but shall vest on the date of a change in control, as defined.

(8)
Includes options to acquire beneficial ownership of 70,000 shares exercisable within 60 days and excludes 50,000 restricted stock units that have not vested or are not exercisable within 60 days but shall vest on the date of a change in control, as defined.

(9)
Includes options to acquire beneficial ownership of 115,000 shares within 60 days and excludes 20,000 restricted stock units that have not vested or are not exercisable within 60 days but shall vest on the date of a change in control, as defined.

(10)
Includes 7,985 shares held in a brokerage with his spouse and excludes 125,000 restricted stock units that have not vested or are not exercisable within 60 days but shall vest on the date of a change in control, as defined.

(11)
Excludes 25,000 restricted stock units that have not vested or are not exercisable within 60 days but shall vest on the date of a change in control, as defined.

(12)
Jacobs Entertainment, Inc. and Gameco Holdings, Inc. are located at 17301 West Colfax Avenue, Suite 250, Golden, Colorado 80401. The address of the Jeffrey P. Jacobs Revocable Trust (and Jeffrey P., the trustee of the trust) is 25425 Center Ridge Road, Cleveland, Ohio 41445, and the address of Jeffrey P. Jacobs is Golden Bear Plaza East Tower, Suite 600, 1170 U.S. Highway One, North Palm Beach, Florida 33408. Information based solely on filings made by Jacobs Entertainment, Inc. Gameco Holdings, Inc., the Jeffrey P. Revocable Trust and Jeffrey P. Jacobs with the SEC.

(13)
Arbiter Partners, L.P. is located at 149 Fifth Avenue, 15th Floor, New York, New York 10010. The address of Isaac Brothers, LLC is 75 Prospect Avenue, Larchmont, New York, 10538. Information based solely on filings made by Arbiter Partners, LP and Isaac Brothers, LLC with the SEC.

(14)
Brigade Capital Management, LLC and Donald E. Morgan III are located at 717 Fifth Avenue, Suite 1301, New York, NY 10022, and Brigade Leveraged Capital Structures Fund, Ltd. is located c/o Ogier Fiduciary Services (Cayman) Limited, P.O. Box 1234, Queensgate House, South Church Street, George Town, Grand Cayman KY1-1008, Cayman Islands. Information based solely on filings made by Brigade Capital Management, LLC, Brigade Leveraged Capital Structures Fund, Ltd., and Donald E. Morgan, III with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under the provisions of Section 16(a) of the Exchange Act, the Company's executive officers, directors and 10% beneficial stockholders are required to file reports of their transactions in the Company's securities with the Commission. Based solely on a review of the Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, we believe that as of December 31, 2009, all of our executive officers, directors and greater than 10% beneficial stockholders complied with all filing requirements applicable to them during 2009.

        Our website and information contained on it or incorporated in it are not intended to be incorporated in this Proxy Statement or our other filings with the Securities and Exchange Commission.

Director Compensation

        The Company's non-employee directors receive an annual stipend of $24,000 and a per meeting fee of $1,500. Effective in 2009, the Company's non-employee directors received a daily meeting fee of $1,500. Participation by the Board of Director representatives in meetings of the Company's Compliance Committee is included for daily meeting fee consideration. Directors who are employees of the Company do not receive compensation for attendance at Board meetings. All board members are reimbursed for expenses they incur in attending meetings. Beginning in April 2009, Mr. Blatt receives $6,000 per month for services rendered as Assistant Secretary or Secretary of the Company (which amount includes reimbursement for office expenses). Such monthly payments are in addition to Mr. Blatt's annual director's stipend and fees for board and committee meetings and annual and special meetings of stockholders.

        As part of the Company's ongoing evaluation of compensation policies, the Company reviews the compensation paid to its directors to ensure they are fairly and competitively remunerated for their service to the Company. Accordingly, effective July 1, 2010, each of the Company's non-employee directors will receive an annual stipend of $32,000 and a grant of 30,000 restricted stock units, subject to receipt of stockholder approval of the 2010 Long Term Incentive Plan. The chairman of the Board will also receive an additional annual stipend of $65,000. Additionally, each Board committee member or Board representative on a Company Committee, except the chairman thereof, is entitled to the following annual stipend: Audit Committee: $7,500; Compensation Committee: $3,750; Compliance Committee: $3,750; Finance Committee: $3,750; Nominating Committee: $3,750. Each Board committee chairman or Board representative serving as Chairman of a Company Committee is entitled to the following annual stipend: Audit Committee: $15,000; Compensation Committee: $7,500; Compliance Committee: $7,500; Finance Committee: $7,500; Nominating Committee: $7,500. We do not expect to pay fees for attendance of meetings of the Board or Board Committees but will continue to reimburse Board members for expenses incurred in attending meetings.

        The following table sets forth the compensation of the Company's non-employee directors for services rendered in 2009. Directors who are also employees of the Company do not receive compensation (other than their compensation as employees of the Company) for their services on the Board of Directors.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Steven M. Billick	78,000						78,000
Robert A. Blatt	55,500					48,000	103,500
Richard Delatore	58,500						58,500
Raymond K. Lee	66,000						66,000
James V. Stanton	64,500						64,500
Donald J. Duffy(2)	27,000						27,000
LC Greenwood(2)	25,500						25,500
Jeffrey P. Jacobs(3)	—						—
Stanley R. Gorom III(3)	42,000						42,000

(1)
There were no stock option awards to members of the Board of Directors during 2009; the non-employee directors do not have any stock option awards outstanding as of December 31, 2009.

(2)
Messrs. Duffy and Greenwood resigned from the Board of Directors effective July 28, 2009.

(3)
Messrs. Jacobs and Gorom resigned from the Board of Directors effective March 12, 2010.

Certain Relationships, Related Transactions and Director Independence

        On October 15, 2008, the Company and Mr. Edson Arneault entered into a Consulting Agreement that became effective upon October 31, 2008 and would continue for a period of 30 months during which Mr. Arneault would assist with the transition to Mr. Robert Griffin, who became the Company's President and CEO on November 1, 2008, and would available to provide other services as set forth in the Consulting Agreement. Edson Arneault resigned from his positions as the Chairman of the Board of Directors, President and CEO of the Company on October 31, 2008. The Consulting Agreement provided that the Company would pay Mr. Arneault a consulting fee of $512,000 per year and also provided for the payment of certain expenses incurred by Mr. Arneault. Mr. Arneault would provide up to 400 hours of his time per year to the Company. Likewise during the 30-month period, Mr. Arneault would not, directly or indirectly, own, operate, join, control, participate in or be connected as an officer, director, employee, partner, stockholder, consultant or otherwise, with any gaming business within 150 miles of any facility currently owned or leased by the Company. In conjunction with a legal settlement as discussed in the Note 8 to the consolidated financial statements and Legal Proceedings in Part I, Item 3, both of which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, the Company and Mr. Arneault agreed to terminate the obligation of the parties under the consulting agreement between the Company and Mr. Arneault, other than an agreement by Mr. Arneault not to compete with the Company by owning, operating, joining, controlling, participating in, or being connected as an officer, director, employee, partner, stockholder, consultant or otherwise with any gaming business within 100 miles of any facility owned or leased by the Company, and a non-solicitation agreement by Mr. Arneault, for a payment of $600,000.

        Mr. Patrick J. Arneault served as Vice President of Development of Mountaineer until September 30. 2009. During the year ended December 31, 2009, Patrick Arneault's total compensation was $325,642. Patrick J. Arneault is the brother of Edson R. Arneault, our prior President, Chief Executive Officer and Chairman (and previously a consultant to the Company). Patrick Arneault had worked for Mountaineer since February 2000.

        During the year ended December 31, 2009, Jacobs Entertainment, Inc. was reimbursed $75,259 by the Company for use of an airplane for company business purposes.

Approval of Related Party Transactions

        The Company's Code of Ethics and Business Conduct (the "Code") requires that any proposed transaction between the Company and a related party, or in which a related party would have a direct or indirect material interest, be promptly disclosed to the Compliance Committee of the Company. The Compliance Committee is required to disclose such proposed transactions promptly to the Company's Audit Committee.

        The Company's Amended and Restated Audit Committee Charter requires the Audit Committee of the Company to review and approve all related party transactions of the Company. Any director having an interest in the transaction is not permitted to vote on such transaction. The Audit Committee will determine whether or not to approve any such transaction on a case-by-case basis and in accordance with the provisions of the Amended and Restated Audit Committee Charter and Code. Under the Code, a "related party" is any of the following:

  •
  an executive officer of the Company;

  •
  a director (or director nominee) of the Company;

  •
  an immediate family member of any executive officer or director (or director nominee);

  •
  a beneficial owner of five percent or more of any class of the Company's voting securities;

  •
  an entity in which one of the above described persons has a substantial ownership interest or control of such entity; or

  •
  any other person or entity that would be deemed to be a related person under Item 404 of SEC Regulation S-K or applicable NASDAQ rules and regulations.

        For a director to be considered independent, the director must meet the bright-line independence standards under the listing standards of NASDAQ and the Board must affirmatively determine that the director has no material relationship with us, directly, or as a partner, stockholder or officer of an organization that has a relationship with us. The Board determines director independence based on an analysis of the independence requirements of the NASDAQ listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination. The Board also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with us. The Board has determined that the following five directors satisfy the independence requirements of NASDAQ: James V. Stanton, Richard Delatore, Raymond K. Lee, Roger P. Wagner and Steven M. Billick.

Executive Compensation

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis ("CD&A") describes the material elements of compensation for the Company's executive officers named in the "Summary Compensation Table" and also describes the Company's compensation policies, principles and objectives. Our Compensation Committee's ("Committee") primary purpose is to discharge our Board of Directors' responsibilities regarding compensation of the executives of our company and its subsidiaries. Our Committee administers all plans and programs connected with compensation of the Company's senior executives and directors. The Committee is guided by the general principles that compensation be designed (i) to assure that the Company's executives receive fair compensation relative to their peers at similar companies, (ii) to assure that the Company's stockholders are receiving fair value for the compensation paid to the Company's executives, and (iii) to allow the Company to secure and retain the services of highly qualified executives.

Executive Summary

        2009 was a challenging year for our Company. The Committee's determinations with respect to executive compensation have been substantially affected by certain significant events, changes and circumstances with respect to the Company including (i) 2008 and 2009 Board and management transitions involving a new Board chairman, three new directors and a CEO succession, (ii) engagement of new executive officers in critical leadership roles, (iii) cost reduction efforts of the Company, (iv) the general downturn in the U.S. economy and the Company's target markets in particular, and (v) Ohio Issue 3 referendum, also known as the Four Casinos Initiative, was approved by Ohio taxpayers allowing casinos to enter the Cincinnati, Cleveland, Columbus, and Toledo markets.

        The Compensation Committee has responded to these circumstances in a manner intended to maximize the Company's resources while effectively transitioning to new Board and management leadership. In 2009, the Compensation Committee thoroughly reviewed the Company's executive compensation programs with the intent of enhancing the Company's ability to attract, motivate, and retain highly-motivated and effective leaders.

        Despite the challenges, we performed well against 2009 financial performance goals. For annual cash compensation, the Committee studied closely the performance criteria for the year, adjusting the results for truly extraordinary events outside of management's control, and approved incentive payments at targeted levels for the named-executive officers. Equity compensation, on the other hand, has not been delivered in a consistent manner over the years. Therefore, the Committee addressed this issue as part of its comprehensive program review in 2009, and a new program was introduced for 2010 to better align management's compensation opportunities with stockholder value. For existing equity awards, although our stock price fluctuated throughout 2009, there was little appreciation in the stock price at December 31, 2009 as compared to December 31, 2008, and as such outstanding awards did not gain in value.

        The economic environment has not altered the central goals of our compensation program of attracting, motivating and retaining key executives. In fact, the 2009 passing of the Ohio Issue 3 referendum has made the demands for key talent higher than ever. The pool of executives and managers with gaming/casino expertise and knowledge of our specific customer requirements is limited. Now more than ever, with increased competition for talent and heightened scrutiny on executive pay practices, a sound executive compensation program is critical to our Company and is a primary focus for management and the Committee.

Compensation Consultant

        The Committee retained Hewitt Associates ("Hewitt") for executive compensation advisory services. Hewitt reports directly to the Committee and the Committee directly oversees the fees paid for services provided. The Committee instructs Hewitt to give advice to the Committee independent of management and to provide such advice for the benefit of our company and stockholders. With the Committee's approval, Hewitt may work directly with management on executive compensation matters. Hewitt did not perform any other consulting services for the Company in 2009.

Role of Management in Compensation Decisions

        The CEO makes recommendations to the Committee concerning the compensation of the other Named Executive Officers and other senior management. In addition, the CEO and CFO are involved in setting the business goals that are used as the performance goals for the annual incentive plan, subject to Committee approval. The CEO and CFO work closely with the Committee, Hewitt and management to (i) ensure that the Committee is provided with the appropriate information to make its decisions, (ii) propose recommendations for Committee consideration and (iii) communicate those decisions to management for implementation. None of the named-executive officers play a role in determining their own compensation, and are not present at executive sessions in which their pay is discussed.

Executive Compensation Philosophy

        Our executive compensation program is designed to attract, motivate and retain critical executive talent, and to motivate behaviors that drive profitable growth and the enhancement of long-term value for our stockholders. Our program includes base salary and performance-based incentives (including both cash and equity opportunities) and is designed to be flexible, market competitive, reward the achievement of difficult but fair performance criteria, and enhance stock ownership at the executive level. Compensation will be disclosed and explained in a transparent, understandable manner. Clear and concise goals will be established to enable the assessment of performance by the Committee and by stockholders. The following guiding principles provide the framework for our executive compensation program:

Stockholder Alignment

        Total compensation opportunities are tied to both quantifiable performance metrics and the Company's stock price performance. To strengthen our management team's alignment with stockholders, executives are encouraged to manage from an owner's perspective.

Competitive Structure and Opportunity

        The gaming industry is highly competitive. We believe a solid compensation program should focus primarily on companies where we compete for business and executive talent, with a secondary eye on the trends for pay opportunities and program designs of similar-sized companies in the broader U.S. market (to the extent we hire executives from outside the gaming industry). Our executive compensation program is designed to reflect both external and internal values. Externally, we want our program to reflect the value of pay opportunities for similar roles in the marketplace. Internally, we want our program to be flexible enough to reflect specific issues at the Company and motivate behaviors that are critical to our long-term success.

Targeted Total Compensation

        Overall total compensation opportunities are targeted to the 50th percentile of peer companies. Actual pay may vary above or below that benchmark depending on performance level achievement in the Company's short-term incentive program and stock price performance. The 50th percentile is determined by reviewing competitive pay levels at other mid-sized companies in the gaming industry and similar-sized companies in the broader U.S. marketplace.

        Individual executives, management and the Committee consider a number of relevant factors when establishing targeted pay levels, including the value to our stockholders, future leadership potential, critical experience/skills, the level of sustained performance, and the market demands for similar talent.

Total Compensation Mix

        The Company's targeted pay mix (salary vs. performance-based incentive pay) reflects a combination of competitive market conditions and strategic business needs. The degree of performance-based incentive pay ('at risk' compensation) and total compensation opportunities increase with an executive's responsibility level. Competitive pay practices are reviewed annually by management and the Committee.

Peer Companies and Competitive Benchmarking

        In 2009, the Committee commissioned Hewitt to perform a total compensation study for executive positions. The Company uses competitive data to maintain our compensation structure on annual basis and to determine periodic individual pay decisions (i.e., salary adjustments, target bonus, and the size of long-term incentive grants). Hewitt utilized the following seven mid-sized gaming companies to perform their competitive analysis:

  Ameristar Casinos
  Boyd Gaming Company
  Churchill Downs
  Isle of Capri Casinos
  Monarch Casino & Resort
  Penn National Gaming
  Pinnacle Entertainment

        The Committee relied primarily on the market data (size adjusted to reflect pay opportunities according to the Company's size vs. the peer companies) for this peer group to make compensation decisions in 2009. Hewitt also provided competitive market data for other similarly-sized companies in the broader U.S. market as a secondary comparison.

        According to the Hewitt study, the Company's competitive posture for total compensation opportunities was well-below market standards. The Company's below-market position was due to (a) the lack of a consistent long-term incentive program and (b) the absence of a target structure in the annual bonus plan. Hewitt also determined that the retention value of our overall program was well-below market, as key executives had either not received long-term incentive grants or outstanding unvested values were very low. The Company was at-risk of losing key leaders during a critical stage for our Company, given the unsettled economy in our target markets and the passing of Ohio Issue 3. The Company took actions to rectify this problem in January 2010 by making long-term incentive grants to key executives and adding structure to our annual bonus plan. Both are discussed in this CD&A.

Elements of Compensation

        The following table lists our pay elements and comments about why we provide them:

Pay Element	Why We Pay
Base Salary	Provide a fixed level of cash compensation for performing day-to-day responsibilities
Provide consistent income security for sustained performance
Annual Incentives	Motivate executives to achieve key business priorities and objectives
Reward annual financial and operational performance
Long-Term Incentives	Align management and stockholder interests
Encourage stock ownership at the executive level
Enhance wealth accumulation potential commensurate with stockholder value
Retain key executives
Perquisites and Benefits	Attract and retain executive talent
Enhance productivity
Provide competitive coverage
Retirement Plans	Attract and retain executive talent
Provide a minimum level of income security for retirement
Severance Protection	Termination not related to a change in control: Coverage is designed to ease the consequences of an unexpected termination, under approved circumstances.
Termination related to a change in control: Coverage is designed to facilitate leadership continuity during a potential or actual change in ownership structure.

Base Salary

        The Compensation Committee determines base salaries using both competitive market data and an assessment of the incumbent's contribution to the Company. Base salaries are generally held constant for senior level executives once market competitive levels are achieved, subject to competitive factors and/or changing job responsibilities. A Named Executive Officer's base salary is determined by an assessment of his/her continued performance against his/her individual job responsibilities, the impact of such performance on business results, market pay for the position, current salary in relation to the salary range designated for the job, experience and potential for advancement.

        2009 salary actions:    Based on the results of Hewitt's total compensation study, Mr. Griffin's base salary was increased to $577,500 to be more in-line with the 50th percentile of the peer companies. All other named-executive officers received a salary increase in 2009 in accordance with contractual obligations of 5% or 3% in the absence of contractual provisions.

Annual Incentives (Bonus Plan)

        We provide our named-executive officers with an opportunity to earn annual cash incentive awards for the attainment of pre-determined performance criteria. Performance targets are established annually at the start of the fiscal year. In 2009, the Company did not establish individual target award opportunities for the named-executive officers.

        Mr. Griffin and Mr. Hughes had guaranteed minimums for 2009 in the amount of 30% and 25% of base salary, respectively. These guarantees were established to enhance retention during a difficult management and Board transition in 2008 and to mitigate the impact of not having a consistent approach to long-term incentive grants. In 2009, we did not establish formal performance criteria for the executives to earn these minimums.

        For 2009, the Committee utilized Adjusted Consolidated EBITDA as the performance criteria for the annual bonus plan, and established $74,497,000 as the performance target for the year. At year end, after adding back the extraordinary costs associated with Ohio Issue 3, severance costs and a litigation settlement, which were deemed by the Committee to be extraordinary and outside of management's control, the Company achieved Adjusted Consolidated EBITDA of approximately $75,100,000.

        2009 bonus actions:    Based on the 2009 Adjusted Consolidated EBITDA, the Committee approved bonus payments at 100% of the overall targeted amount for the year. In addition to achievement of the Company's financial target, the named-executive officers were instrumental in either achieving or making great strides toward the achievement of other critical strategic initiatives:

  •
  Executed the successful refinancing and restructuring of the Company's debt, which was a key initiative for 2009,

  •
  Executed the Company's cost-containment program,

  •
  Implemented a new financial reporting system/process to enhance information flow which strengthened the Company's risk management capabilities and cash flow management, and

  •
  Implemented operational improvements

Long-Term Incentives

        Historically, stock options have been the Company's primary long-term incentive program. The purpose of granting such awards was to provide compensation opportunity tied to the increase in stockholder value through stock price appreciation. No grants were made in 2009, as management and the Committee worked with Hewitt to determine the best approach for the Company prospectively.

Perquisites

        It is the Company's intent to continually assess business needs and evolving market practices to ensure that perquisite offerings are competitive and in the best interest of our stockholders. The Company does not provide any perquisites to executives, other than a modest auto allowance to certain named-executive officers (see the footnotes to the Summary Compensation Table).

Benefit Programs

        The named officers and full time employees of the Company are entitled to various benefit plans including health insurance and life insurance, except that Mr. Griffin is provided increased life insurance coverage.

Retirement Program

        The named officers are entitled to the same 401 (k) benefits offered to its employees. The plan allows for a company match, which for 2009 was 50% of the first 4% of permitted employee contributions to the plan.

Severance Protection

        The company maintains a severance policy that allows for up to three months of severance for employees who are terminated without cause from the company. Named officers have termination without cause and change in control provisions included in their respective employment agreements.

CEO Compensation for 2009

        Mr. Griffin became the Company's new CEO and President effective November 1, 2008 pursuant to the terms of an employment agreement between Mr. Griffin and the Company. A summary of 2009 compensation items are as follows:

  •
  Salary:  Mr. Griffin's total compensation opportunity was studied by Hewitt. In response to their study results, the Committee recently approved a base salary increase to $577,500.

  •
  Bonus:  Per his employment agreement, Mr. Griffin had a guaranteed minimum bonus of 30% of base salary for 2009. He did not have a stated "target" bonus opportunity for 2009, but was eligible for a bonus based on the Company's performance against a pre-determined Adjusted Consolidated EBITDA target. After adjustments for extraordinary items outside of management's control, the targeted Adjusted Consolidated EBITDA target was achieved and Mr. Griffin earned a bonus of $288,750. Mr. Griffin demonstrated strong leadership in a challenging business climate, while exhibiting transparency, candor, integrity, compliance, and ethics with his management team and the Board of Directors. He not only spearheaded the achievement of our financial goals, but since his hiring in 2008 he has embedded a strong sense of personal accountability and has galvanized the management team around his vision for the Company's future. These factors, in addition to the financial achievement, were considered in determining Mr. Griffin's bonus.

  •
  Long-term incentives:  Mr. Griffin did not receive a long-term incentive grant in 2009. He received an equity grant in 2008 upon hiring.

  •
  Perquisites:  Mr. Griffin received an auto allowance of $8,400 and was reimbursed $162,681 for relocation and temporary living expense. No other perquisites were received in 2009.

  •
  Benefits:  Mr. Griffin is entitled to various benefit plans including health insurance, life insurance (face value equal to at least three times base compensation), 401(k) and other customary benefits.

Compensation of Other Named Executive Officers

        Compensation in fiscal year 2009 for Messrs. Hughes, Norton, and Bittner consisted of base salary, certain perquisites and bonus payments. (See "Summary Compensation Table" and "Employment Agreements; Potential Payments upon Termination or Change in Control" below.) The Company has agreed with Mr. Blatt, that commencing April 1, 2009, in addition to his annual director's stipend and fees for board and committee meetings, and annual and special meetings of stockholders, the Company will pay Mr. Blatt the amount of $6,000 per month for his services rendered as Assistant Secretary and for office expenses. The Company will make such payments until the later of (i) five years or (ii) until such time that Mr. Blatt no longer serves the Company as a Secretary or Assistant Secretary. The decision to compensate and reimburse Mr. Blatt for his services was made and approved by the full Board in recognition of Mr. Blatt's continuing service and availability as the Company's Assistant Secretary. The Board also recognized that Mr. Blatt's historical perspective and knowledge of the Company's operations would be beneficial to our new CEO.

Program Design Enhancements for 2010

        As previously discussed in this CD&A, historically the Company has not utilized a formalized bonus plan structure and has not had a consistent philosophy with regard to long-term incentive compensation. For these reasons, our executive compensation program was below market compared to peer companies, both in terms of pay opportunity and "best practice" plan design.

        In 2009, the Committee and management worked closely with Hewitt to develop an incentive compensation design strategy for the future. The objective was to design incentive programs for 2010 and beyond that (a) support the Company's strategic business objectives, (b) address important executive retention issues, (c) better align management behaviors with stockholder value, and (d) provide the tools necessary for the Company to attract critical talent.

        Key modifications to our 2010 executive compensation program include:

  •
  Bonus:  The Committee approved a formal target bonus structure for the named-executive officers. The target bonus opportunities as a percentage of salary are Mr. Griffin (50%), Mr. Hughes (40%), Mr. Norton (40%), and Mr. Bittner (10%). Awards may be earned above or below the targeted amount based on performance against pre-determined free cash flow targets for the year. Maximum incentive opportunities are capped.

  •
  Long-term incentives:  The Committee determined that the priorities for 2010 grants should be executive retention, stockholder alignment, executive stock ownership potential, and efficient share utilization. Following a rigorous review of the alternatives with Hewitt and management, the Committee approved a grant of restricted stock units and restricted cash, vesting 1/3 per year on the anniversary dates of the grant. The objective of the cash payment is to facilitate the retention of shares upon vesting, mitigate the number of shares sold to pay income taxes, and conserve the limited number of shares remaining in the Company's authorized share pool. The Committee will re-evaluate the long-term incentive structure in 2010 in advance of 2011 grants, and will continue to weigh the Company's critical business priorities with the performance orientation of future grants.

Equity Grant Practices

        The Committee has adopted a policy with respect to equity awards that contains procedures to prevent stock option backdating or other improper timing issues. Under the policy, the Committee has exclusive authority to grant equity awards to our named executive officers and other employees. The policy also provides that annual equity grants to employees will be made on the start date of employment. Grants of equity awards to new employees or to reflect promotions or other special events may be made during other times in the year. If an employee joins the Company and has been offered stock-based awards as part of his compensation, approval from the Committee will be sought at the next Committee meeting and the exercise price of any stock options will be the closing price of our Common Stock on the NASDAQ on the date of the Committee's approval of the award, unless the Company is in a company-imposed black-out period under its insider trading policy. Under the Company's insider trading policy, named executive officers, other employees with access to material non-public information about the Company and directors are prohibited from engaging in transactions in the Company's securities during black out periods. The Committee's policy with respect to equity grants is consistent with the Company's insider trading policy.

Tax Deductibility of Our Compensation Programs

        Section 162(m) of the Internal Revenue Code limits the deduction for compensation paid to the named-executive officers to $1M unless certain requirements are met to qualify compensation as performance based. The Committee reviews and considers the deductibility of executive compensation under Section 162(m). However, the Committee views the preserving of the tax deductibility as an important objective, but not the sole objective, in establishing an effective executive compensation structure. The Committee's intent is to utilize compensation programs that mitigate the effects of the Section 162(m) limit, but in order to fulfill the Committee's mission to attract, motivate, and retain key management talent, we recognize the loss of a tax deduction may be necessary and appropriate in some circumstances to promote other important strategic objectives.

        Notwithstanding anything to the contrary, the report of the Compensation Committee included in this proxy statement shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Report of the Compensation Committee

        The Committee has reviewed and discussed with management the Compensation Discussion and Analysis report included herein. Based on their review and discussions with management, the Committee recommended to the Company's full Board of Directors that the Compensation Discussion and Analysis be included in the Company's 2010 proxy statement.

        Submitted by the Compensation Committee of the Board of Directors,

Steven M. Billick (Chairman and member of the Committee until May 2010)
James V. Stanton
Raymond K. Lee

Summary Compensation Table

        The following table sets forth information regarding compensation for the fiscal year ended December 31, 2009, awarded to, earned by or paid to the Company's principal executive officer, principal financial officer and other named executive officers (together, the "Named Officers").

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(7)	Non-equity incentive plan compensation ($)		Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Robert F. Griffin	2009	553,702	55,000			288,750	(1)		193,431	(2)	1,090,883
President and Chief Executive Officer—MTR Gaming	2008	74,038			251,725	45,200	(1)		1,523	(2)	372,486
Group, Inc
David R. Hughes	2009	408,750	40,000			163,800	(1)		21,090	(3)	633,640
Corporate Executive Vice	2008	382,145			66,471	97,500	(1)		23,091	(3)	569,207
President and Chief Financial	2007	351,979			319,372				9,290	(3)	680,641
Officer
John W. Bittner, Jr	2009	270,757	30,000			27,076	(1)		25,162	(4)	352,995
Executive Vice President	2008	270,757	10,000						43,216	(4)	323,973
Finance and Accounting	2007	257,864			319,372				24,215	(4)	601,451
Patrick J. Arneault(5)	2009	258,908							66,735	(5)	325,643
Vice President—Mountaineer	2008	369,578	25,000						8,861	(5)	403,439
Park, Inc. and Presque Isle	2007	351,979			319,372				9,260	(5)	680,611
Downs, Inc.
Robert J. Norton	2009	173,077				70,000	(1)		37,128	(6)	280,205
Chief Operating Officer

(1)
As to 2009, amounts represent incentive compensation earned per terms of employment agreements and annual incentive (bonus plan) but not paid in 2009. As to 2008, amounts represent incentive compensation earned per terms of employment agreements but not paid in 2008.

(2)
As to 2009, all other compensation includes $162,681 reimbursement of temporary housing and relocation expenses, $8,400 for auto allowance, $22,212 payment of vacation earned but not taken in the current period, and $138 for life insurance premiums. As to 2008, all other compensation includes $1,400 for auto allowance and $123 other. As to 2008, amounts do not include $9,781 for reimbursement of temporary housing and relocation expenses.

(3)
As to 2009, all other compensation for David R. Hughes includes $8,400 for auto allowance, $12,600 payment of vacation earned but not taken in the current period, $8,250 for 401(k) contribution match and $90 for life insurance premiums. As to 2008, all other compensation for David R. Hughes includes $7,900 for auto allowance, $13,500 payment of vacation earned but not taken in the current period, $1,500 estimated contribution and other allocations to defined contribution plan, $90 for life insurance premiums and $101 other. As to 2007, all other compensation for David R. Hughes includes $7,200 for auto allowance, $2,000 estimated contribution and other allocations to defined contribution plan and $90 for life insurance premiums.

(4)
As to 2009, all other compensation for John W. Bittner, Jr. includes $7,200 auto allowance, $17,704 payment of vacation earned but not taken in current period, $258 for life insurance premiums As to 2008, all other compensation for John W. Bittner, Jr. includes $7,200 for auto allowance, $34,157 payment of vacation earned but not taken in current and prior period, $1,500 estimated contributions and other allocations to defined contribution plan, $258 for life insurance premiums and $101 other. As to 2007, all other compensation for John W. Bittner, Jr. includes $7,200 for auto allowance, $14,877 payment of vacation earned but not taken in prior period, $2,000 estimated contribution and other allocations to defined contribution plan and $138 for life insurance premiums.

(5)
As to 2009, all other compensation for Patrick J. Arneault includes $4,800 for auto allowance, and $61,935 in severance pay. Mr. Arneault left the Company on September 30, 2009. As to 2008, all other compensation for Patrick J. Arneault includes $7,200 for auto allowance, $1,500 estimated contribution and other allocations to defined benefit contribution plan, $60 for life insurance premiums and $101 other. As to 2007, all other compensation for Patrick J. Arneault includes $7,200 for auto allowance, $2,000 estimated contribution and other allocations to defined benefit contribution plan and $60 for life insurance premiums.

(6)
As to 2009, all other compensation for Robert J. Norton includes $4,200 auto allowance, $32,896 for reimbursement of relocation expenses, and $32 for life insurance premiums.

(7)
The option awards value represents the aggregate grant date fair value computed in accordance with ASC 718—Compensation—Stock Compensation (formerly Statement of Financial Accounting Standards No. 123(R)). See Notes 2 and 12 to the Company's Consolidated Financial Statements in its Annual Report on Form 10-K for the year ending December 31, 2009.

Grant of Plan Based Awards Table

All other stock awards: Number of shares of stock or units (#)
Grant date fair value of stock and option awards
									All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)
		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(1)
N/A

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        On September 19, 2008, the Company appointed Robert F. Griffin as the Company's new President and Chief Executive Officer, and as discussed in further detail in the Employee Agreements section that follows, the Company entered into a two-year employment agreement with Mr. Griffin that commenced November 1, 2008 and was amended and restated March 30, 2010.

        On September 25, 2009, the company entered into an amended and restated employment agreement with David R. Hughes as the Company's Corporate Executive Vice President and Chief Financial Officer. The agreement is for a two-year term with an effective commencement date of September 25, 2009. The agreement provides for an annual base salary of $410,000 with annual 5% cost of living increases and additional compensation of $8,400 for automobile expenses and other benefits and fringe benefits made available to other executives of the Company (Mr. Hughes' original employment agreement provided for an annual base salary of $390,000, additional compensation of $8,400 for automobile expenses and other benefits and fringe benefits made available to other executives of the Company). Pursuant to the agreement, Mr. Hughes is also entitled to periodic cash bonuses of a minimum of 25% of his base compensation with eligibility to earn additional discretionary bonuses at the discretion of the Company's Compensation Committee. Pursuant to his original employment agreement entered into in 2008, Mr. Hughes was granted an option to acquire 30,000 shares of the Company's common stock. In the event a termination of employment occurs after there has been a change of control, Mr. Hughes would receive a severance payment equal to two years of his base annual salary.

        On May 1, 2009, the Company entered into an employment agreement with Robert J. Norton as the Company's Chief Operating Officer. The agreement is for a two-year term with an effective commencement date of June 8, 2009. The agreement provides for an annual base salary of $300,000 with annual 5% cost of living increases and additional compensation of $7,200 for automobile expenses and other benefits and fringe benefits made available to other executives of the Company. Pursuant to the agreement, Mr. Norton is also entitled to periodic cash bonuses of a minimum of 20% of his base compensation with eligibility to earn additional discretionary bonuses at the discretion of the Company's Compensation Committee. In the event of termination of employment occurs after there has been a change of control, Mr. Norton would receive a severance payment equal to the greater of the entire compensation otherwise payable to him for the remainder of the period of employment; or eighteen month's salary. In June 2010, the Compensation Committee of the Board approved an amendment to Mr. Norton's employment agreement to increase the severance payable in the event of a termination without cause within one year following a change of control to twenty four months' salary.

        On November 1, 2009, the Company entered into an employment agreement with John W. Bittner, Jr. The agreement is for one year and provides for an annual salary of $270,756, subject to periodic increase or cash bonus by the Company's Compensation Committee in its sole discretion and additional compensation of $7,200 for automobile expenses, and other benefits and fringe benefits made available to other executives of the Company. In June 2010, the Compensation Committee of the Board approved an amendment to Mr. Bittner's employment agreement to provide severance in an amount equal to eighteen month's salary in the event of a termination of his employment without cause within one year following a change of control.

        On August 15, 2007, the Company entered into separate employment agreements with John W. Bittner, Jr. and Patrick Arneault. Each of the agreements was for a two year term with an effective commencement date of January 1, 2007, and each agreement provided for the grant of certain options to acquire shares of the Company's commons stock (such option grants were approved in April and June of 2007). The agreements were amended in October 2008 and extended to November 1, 2009. Patrick Arneault left the Company on September 30, 2009.

        Mr. Bittner's agreement provided for an annual base salary of $257,864 (with annual cost of living increases) and additional compensation of $7,200 annually for automobile expenses, four weeks of paid vacation and benefits and fringe benefits made available to other executives of the Company. Mr. Arneault's agreement provided for an annual base salary of $351,979 (with annual cost of living increases) and additional compensation of $7,200 for automobile expense, four weeks of paid vacation, and benefits and fringe benefits made available to other executives of the Company. Pursuant to the employment agreements, Messrs. Bittner and Arneault are also eligible for periodic cash bonuses in the discretion of the Company's independent Compensation Committee. In the event of termination of employment in connection with a change of control, each would have received a severance payment equal to the greater of entire compensation for the remainder of the term of the agreement and one year's salary.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table sets forth information concerning outstanding equity awards for each Named Officer as of December 31, 2009.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert F. Griffin	50,000			$3.71	9/19/2018
	100,000	50,000		$3.71	9/19/2018
Robert A. Blatt	150,000			$2.50	3/13/2010
John W Bittner, Jr.	20,000			$14.79	6/26/2017
	20,000			$16.27	4/27/2017
	25,000			$15.00	12/2/2012
	25,000			$8.00	5/13/2013
	25,000			$11.30	4/13/2015
David R. Hughes	30,000			$5.61	5/15/2018
	20,000			$14.79	6/26/2017
	20,000			$16.27	4/27/2017
Robert J. Norton	0			$0.00

        In January 2010, the Company amended its 2002 Stock Incentive Plan ("2002 Plan"), 2004 Stock Incentive Plan ("2004 Plan"), 2005 Stock Incentive Plan ("2005 Plan"), and 2007 Stock Incentive Plan ("2007 Plan") to provide for the grants of restricted stock units ("RSUs") and cash awards to key employees (including officers and directors) of or consultants to the Company, or its subsidiaries, as the Compensation Committee of the Company's Board of Directors may determine. Pursuant to the provisions of such Plans, as amended, the following grants were made on January 22, 2010, by the Company:

	2002 Plan		2004 Plan		2005 Plan		2007 Plan		Total
	RSUs	Cash	RSUs	Cash	RSUs	Cash	RSUs	Cash	RSUs	Cash
Robert F. Griffin	48,000	$36,000	20,000	$15,000	32,000	$24,000	100,000	$75,000	200,000	$150,000
Robert Norton	30,000	$22,500	12,500	$9,375	20,000	$15,000	62,500	$46,875	125,000	$93,750
David R. Hughes	12,000	$9,000	5,000	$3,750	8,000	$6,000	25,000	$18,750	50,000	$37,500
John W. Bittner, Jr.	4,800	$3,600	2,000	$1,500	3,200	$2,400	10,000	$7,500	20,000	$15,000
Narciso A. Rodriguez-Cayro	6,000	$4,500	2,500	$1,875	4,000	$3,000	12,500	$9,375	25,000	$18,750

									420,000	$315,000

        Additionally, in June 2010, the Compensation Committee of the Board approved a grant of 50,000 RSU's to Mr. Hughes and 25,000 RSU's to Mr. Bittner.

Option Exercises and Stock Vested Table

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
(a)	(b)	(c)	(d)	(e)
N/A

Pension Benefits

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
(a)	(b)	(c)	(d)	(e)
N/A

Nonqualified Defined Contribution and other Nonqualified Deferred Compensation Grants

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
N/A

        We entered into deferred compensation agreements in 1999 with Robert A. Blatt whereby the Company purchased life insurance policies on the life of Mr. Blatt. The owner of the policies was the Company. Mr. Blatt would have been entitled, after the Company recouped the aggregate premiums paid, to an annual benefit, as defined, upon retirement, death or termination from the cash value of the insurance policies. On March 10, 2009, the Company and Mr. Blatt agreed to rescind the deferred compensation agreement.

Employment Agreements; Potential Payments upon Termination or Change in Control

Employment Agreements

        On September 19, 2008, we appointed Robert F. Griffin as the Company's new President and Chief Executive Officer and on September 23, 2008, entered into a two-year employment agreement with Mr. Griffin that commenced November 1, 2008 and was amended on August 17, 2009. The agreement provided for an annual base salary of $550,000, additional compensation of $8,400 annually for automobile expenses, term life insurance with a face value equal to at least three (3) times Mr. Griffin's base compensation and other benefits and fringe benefits made available to other executives of the Company. Pursuant to the agreement, Mr. Griffin was also entitled to annual incentive compensation of no less than 30% of his base compensation as determined by the Compensation Committee of the Board of Directors based upon mutually agreed upon performance goals. For the time period from the effective date of the agreement through December 31, 2008, Mr. Griffin was eligible for a pro-rata portion of the minimum incentive compensation. The agreement also provided for the grant of options to purchase 150,000 shares of the Company's common stock at the NASDAQ official close price of a share of the Company's stock on the grant date, 50,000 of which were vested upon the effective date of the agreement. 50,000 options vested on the first anniversary date of the agreement and 50,000 are scheduled vest on the second anniversary date of the agreement, provided Mr. Griffin remains employed by the Company. The agreement also required the Company to reimburse Mr. Griffin for relocation expenses and temporary living expenses until he moved into the new permanent residence up to $3,000 per month for a period, as amended, through December 31, 2009.

        Effective March 30, 2010, the Company entered into an amended and restated employment agreement with Mr. Griffin for a term of three years. The amended agreement provides for an annual base salary of $577,500 (as adjusted from time to time with the approval of the Company's Compensation Committee) and annual performance-based incentive compensation as determined by the Company's Compensation Committee based on mutually agreed upon performance goals with a target amount of not less than 50% of Mr. Griffin's annual base compensation and a maximum annual amount of not less than 120% of Mr. Griffin's annual base compensation. Mr. Griffin is also entitled to reimbursement of $700 per month for automobile expenses, reimbursement of expenses incurred in connection with the performance of his duties, four weeks of paid vacation, term life insurance with a face value equal to at least three (3) times Mr. Griffin's base compensation and certain other benefits included in the agreement. The amended agreement also provides for the grant, in the first year, of 200,000 restricted stock units ("RSUs") and a cash retention award payable in the aggregate amount of $150,000. The RSUs and the cash retention award vest ratably over three years. The amended agreement also provides for payments upon termination that are discussed in further detail in the "Potential Payments Upon Termination Or Change In Control" section that follows.

        On September 25, 2009, the Company entered into an amended and restated employment agreement with David R. Hughes as the Company's Corporate Executive Vice President and Chief Financial Officer. The agreement is for a two-year term with an effective commencement date of September 25, 2009. The agreement provides for an annual base salary of $410,000 with annual 5% cost of living increases and additional compensation of $8,400 for automobile expenses and other benefits and fringe benefits made available to other executives of the Company. Pursuant to the agreement, Mr. Hughes is also entitled to periodic cash bonuses of a minimum of 25% of his base compensation with eligibility to earn additional discretionary bonuses at the discretion of the Company's Compensation Committee. In the event a termination of employment occurs after there has been a change of control, Mr. Hughes would receive a severance payment equal to two years of his base annual salary.

        On May 1, 2009, the Company entered into an employment agreement with Robert J. Norton as the Company's Chief Operating Officer. The agreement is for a two-year term with an effective commencement date of June 8, 2009. The agreement provides for an annual base salary of $300,000 with annual 5% cost of living increases and additional compensation of $7,200 for automobile expenses and other benefits and fringe benefits made available to other executives of the Company. Pursuant to the agreement, Mr. Norton is also entitled to periodic cash bonuses of a minimum of 20% of his base compensation with eligibility to earn additional discretionary bonuses at the discretion of the Company's Compensation Committee. In the event of termination of employment occurs after there has been a change of control, Mr. Norton would receive a severance payment equal to the greater of the entire compensation otherwise payable to him for the remainder of the period of employment; or eighteen month's salary. In June 2010, the Compensation Committee of the Board approved an amendment to Mr. Norton's employment agreement to increase the severance payable in the event of a termination without cause within one year following a change of control to twenty four months' salary.

        On November 1, 2009, the Company entered into an employment agreement with John W. Bittner, Jr. The agreement is for one year and provides for an annual salary of $270,756, subject to periodic increase or cash bonus by the Company's Compensation Committee in its sole discretion and additional compensation of $7,200 for automobile expenses, four weeks paid vacation and benefits and fringe benefits made available to other executives of the Company. In June 2010, the Compensation Committee of the Board approved an amendment to Mr. Bittner's employment agreement to provide severance in an amount equal to eighteen month's salary in the event of a termination of his employment without cause within one year following a change of control.

        Previously, in August 2007, we entered into a two-year employment agreement with John W. Bittner Jr. (commencing as of January 1, 2007 and ending on January 1, 2009), as Chief Financial Officer of the Company. On May 15, 2008, the agreement was amended whereby Mr. Bittner and the Company agreed that Mr. Bittner would be employed as the Company's Executive Vice President of Finance and Accounting. Additionally, pursuant to an October 10, 2008, amendment to the agreement, the term was extended to November 1, 2009. The agreement called for an annual base salary of $257,864 per year with an automatic 5% cost of living increase on the first anniversary of the agreement and was subject to periodic increase by the Company's Compensation Committee in its sole discretion. Mr. Bittner was also entitled to periodic cash bonuses in the Compensation Committee's sole discretion. The agreement also provided for a grant of an option to purchase 20,000 shares of the Company's Common Stock, as approved by the Company's Compensation Committee and subject to the terms of an option agreement executed by the Company and Mr. Bittner, at the NASDAQ official close price of a share of the Company's stock on the grant date. Such option vested on January 1, 2009. The agreement also provided for the grant of an option to purchase an additional 20,000 shares of the Company's Common Stock, subject to the terms of an option agreement executed by the Company and Mr. Bittner. This option was subject to the same vesting, termination and pricing provisions described above. The agreement also entitled Mr. Bittner to a car allowance as well as to participate in our various employee benefit plans. In the event of termination of employment in connection with a change of control, Mr. Bittner would have received a severance payment equal to the greater of entire compensation for the remainder of the term of the agreement and one year's salary.

        In October 2004, we entered into an employment agreement with Robert A. Blatt. The agreement was for a term of two years, called for an annual base salary of $225,000 (subject to automatic annual cost of living increases of 5%) and entitled Mr. Blatt to a cash bonus of up to 50% of the base salary, in the discretion of the Compensation Committee. The employment agreement also entitled Mr. Blatt to participate in our various benefit plans for health insurance, life insurance and the like and reimbursement at the rate of $4,000 per month towards office expense. Mr. Blatt's employment agreement expired in October 2006, at which point he became an employee at will. Mr. Blatt's employment with the Company as a Vice President ended on December 31, 2008. Mr. Blatt continues to serve as the Vice Chairman of the Board of Directors and the Assistant Secretary of the Company.

        We previously had a deferred compensation agreement with Mr. Blatt, which provided for certain benefits upon retirement. These obligations were to be funded through the purchase of "split dollar" life insurance policies. On March 10, 2009, the Company and Mr. Blatt agreed to rescind the deferred compensation agreement.

Potential Payments upon Termination or Change in Control

        Mr. Griffin's employment agreement provides that upon termination of employment for any reason the Company shall (i) pay any unpaid base compensation through the date of termination; (ii) pay any unpaid incentive compensation earned with respect to completed fiscal periods; (iii) pay all deferred payment amounts, if any; and (iv) provide any benefits as expressly provided under the Agreement.

        In the event of a termination of Mr. Griffin's employment by the Company without cause, or by Mr. Griffin for good reason (as defined in the Employment Agreement), Mr. Griffin will receive (i) unpaid base compensation earned through the date of termination and incentive compensation earned with respect to completed fiscal periods, (ii) his then-applicable monthly base compensation, payable each month for a period of two years, (iii) any amounts in excess of amounts permitted under Section 162 of the Internal Revenue Code that Mr. Griffin has previously elected to defer (the "Section 162 Deferred Amounts"), (iv) his monthly bonus amount (determined by dividing the highest amount of any incentive compensation paid to Mr. Griffin in respect of either the first or second full calendar year immediately preceding the effective date of termination divided by twelve) payable each month for a period of two years, (v) a monthly amount so that Mr. Griffin can continue to receive health benefits coverage for a period to end on the earlier of (a) the second anniversary of the termination, or (b) the date on which Mr. Griffin accepts employment by, or renders services to, any other business or entity providing Mr. Griffin with health benefits coverage (such period, the "Health Benefits Period"), and (vi) any outstanding and unvested portions of RSUs, stock options and cash retention awards, each of which shall vest upon such termination. The calculation of the incentive compensation amount will be prorated for the amount of time Mr. Griffin was employed during the calendar year of termination.

        In the event of a termination of Mr. Griffin's employment by the Company without cause, or by Mr. Griffin for good reason, within one (1) year after a change in control (as defined in the Employment Agreement), Mr. Griffin will receive a severance payment equal to (i) unpaid base compensation earned through the date of termination and incentive compensation earned with respect to completed fiscal periods, (ii) the Section 162 Deferred Amounts, if any, (iii) a lump sum payment equal to two times Mr. Griffin's then-applicable base compensation, (iv) a lump sum payment equal to two times Mr. Griffin's annual bonus amount, and (v) a monthly amount so that Mr. Griffin can continue to receive health benefits coverage for the Health Benefits Period. The Employment Agreement also provides that upon a change in control all unvested RSUs, stock options and cash retention awards shall vest in full on the date of the change in control.

        In the event of a termination of Mr. Griffin's employment by the Company for cause, or by Mr. Griffin without good reason (as defined in the Employment Agreement), Mr. Griffin will be entitled to receive unpaid base compensation earned through the date of termination and incentive compensation earned with respect to completed fiscal periods, the Section 162 Deferred Amounts, if any, and all unvested portions of RSUs, stock options and cash retention awards shall be forfeited.

        In the event of a termination of Mr. Griffin's employment by the Company by reason of disability, Mr. Griffin will receive (i) unpaid base compensation earned through the date of termination and incentive compensation earned with respect to completed fiscal periods, (ii) the Section 162 Deferred Amounts, if any, (iii) a monthly amount so that Mr. Griffin can continue to receive health benefits coverage for the Health Benefits Period, (iv) his monthly bonus amount, payable each month for a period of two years, (v) his then-applicable monthly base compensation, payable each month for a period of two years, and (vi) any outstanding and unvested portions of RSUs, stock options and cash retention awards, each of which shall vest upon such termination. In the event of a termination of Mr. Griffin's employment by the Company by reason of death, Mr. Griffin will receive the compensation identified under items (i), (ii) and (vi) of this paragraph.

        If, by 90 days prior to the end of the Employment Agreement's term, the Company does not offer to extend the Employment Agreement on substantially comparable terms for an additional three years, Mr. Griffin will be entitled to receive a severance payment equal to (i) an amount equal to two times Mr. Griffin's then-applicable annual base compensation, payable in 12 monthly installments, provided, however, that the amount paid will be discounted by any amount(s) paid to Mr. Griffin as compensation for employment by, or services rendered to, any other business or entity, and (ii) a monthly amount so that Mr. Griffin can continue to receive health benefits coverage for the Health Benefits Period.

        Mr. Hughes' employment agreement provides that in the event the period of employment is terminated because of death or physical or mental disability, the Company will pay to Mr. Hughes or his estate a lump sum amount equal to the greater of (i) the amount of base salary for the remaining term of the agreement or (ii) the amount of base salary which Mr. Hughes would have been entitled to receive for the one year following his death or disability. If Mr. Hughes' period of employment is terminated for cause, the Company will have no further obligation to pay Mr. Hughes, other than compensation and incentive compensation unpaid at the date of termination. Mr. Hughes' employment agreement also provides that if his period of employment is terminated for a reason other than death or physical or mental disability or for cause, the Company will continue to pay Mr. Hughes, or his estate, all unpaid base salary and any unpaid discretionary cash bonus for the remaining term of the agreement within ten days of termination and severance benefits in an amount equal to his base salary plus applicable discretionary cash bonus (based upon the highest amount of any incentive compensation paid to Mr. Hughes during the term of the agreement or if prior to any such payment then minimum discretionary cash bonus) both of which are payable in twelve monthly installments. In addition, the company will pay a monthly amount so that Mr. Hughes shall be able to continue to receive the health benefits coverage in effect at the date of termination until the earlier of the second anniversary of the termination or date Mr. Hughes accepts employment or provides services to, in any capacity, any other business or entity. In the event of a change in control, as defined in his employment agreement, the Company shall pay Mr. Hughes' severance in the amount of two years of base salary. Such payment would be made in two equal installments with the first installment paid upon an executed agreement resulting in a change in control and the second installment prior to closing. In addition, the Company will pay a monthly amount so that Mr. Hughes shall be able to continue to receive the health benefits coverage in effect at the date of termination until the earlier of the second anniversary of the termination or date Mr. Hughes accepts employment or provides services to, in any capacity, any other business or entity. If Mr. Griffin ceases to serve as CEO of the Company, Mr. Hughes' reporting line of authority is changed such that Mr. Hughes no longer reports directly to the CEO, or Mr. Hughes' level of authority is materially diminished, then Mr. Hughes shall have the right to notify the Company's Board of Directors of such and if such is not cured with ten business days, Mr. Hughes upon 90 days' written notice, shall have the right to resign from his employment with the Company and shall be entitled to all unpaid base salary and any unpaid discretionary cash bonus for the remaining term of the agreement payable within ten days of termination and severance benefits in an amount equal to his base salary plus applicable discretionary cash bonus (based upon the highest amount of any incentive compensation paid to Mr. Hughes during the term of the agreement or if prior to any such payment then minimum discretionary cash bonus) both of which are payable in twelve monthly installments. In addition, the Company will pay a monthly amount so that Mr. Hughes shall be able to continue to receive the health benefits coverage in effect at the date of termination until the earlier of the second anniversary of the termination or date Mr. Hughes accepts employment or provides services to, in any capacity, any other business or entity.

        Mr. Norton's employment agreement provides that in the event the period of employment is terminated because of death or physical or mental disability, the Company will pay to Mr. Norton or his estate a lump sum amount equal to the greater of (i) the amount of base salary for the remaining term of the agreement or (ii) the amount of base salary which Mr. Norton would have been entitled to receive for the one year following his death or disability. In the event Mr. Norton's employment is terminated by the Company other than for cause or disability, he would receive a severance payment equal to the entire compensation for the remainder of the term of the agreement; or in the event he is terminated in connection with a change of control of the Company, as defined in the Agreement, Mr. Norton would receive a severance payment equal to the greater of entire compensation for the remainder of the term of the agreement or eighteen month's salary. In June 2010, the Compensation Committee of the Board approved an amendment to Mr. Norton's employment agreement to increase the severance payable in the event of a termination without cause within one year following a change of control to twenty four months' salary.

        In the event Mr. Bittner's employment is terminated by the Company other than for cause or disability, he would receive a payment equal to the entire compensation for the remainder of the term of the agreement and any accrued and unpaid vacation; or in the event employment is terminate due to death and disability the Company shall pay Mr. Bittner or his estate a lump sum amount equal to the base salary for the remaining term of the agreement. In June 2010, the Compensation Committee of the Board approved an amendment to Mr. Bittner's employment agreement to provide severance in an amount equal to eighteen month's salary in the event of a termination of his employment without cause within one year following a change of control.

 Potential Payments upon Termination or Change in Control Table

        The following table describes and quantifies certain compensation that would become payable under existing agreements, plans and arrangements, with Named Officers, if employment was terminated on December 31, 2009, given compensation levels as of such date and, if applicable, based on the Company's closing stock price on that date.

Name	Compensation Components(1)	Voluntary	Involuntary With Cause	Involuntary Without Cause /For Good Reason		Failure to Extend Contract		Death	Disability	Change in Control		Change in Control with Termination
Robert F. Griffin	Salary/Bonus	$288,750	$288,750	$1,555,000	(2)	$577,500	(3)	$288,750	$807,750		(8)	$1,732,500	(4)
	Other Benefits			26,000		26,000			26,000			26,000
	Options(5)(6)(7)
David R. Hughes	Salary/Bonus	$163,800	$163,800	$1,647,843	(9)			$1,053,543	$1,053,543		(8)	$983,800	(10)
	Other Benefits											18,843
	Options(5)(6)(7)
John W. Bittner, Jr.	Salary	27,076	27,076	$252,707	(11)			$252,707	$252,707		(8)	$-0-	(12)
	Other Benefits			9,045
	Options(5)(6)(7)
Robert J. Norton	Salary	70,000	70,000	$550,000	(11)			$470,000	$470,000		(8)	$620,800	(13)
	Other Benefits			9,600
	Options(5)(6)(7)

(1)
Under the amended stock incentive plans providing for the grant of restricted stock units, the following describes the value of potential payments, consisting of stock and related cash compensation granted in January 2010 and June 2010, upon a change in control, a change in control with termination, an involuntary termination by the Company without cause or a termination by the named officer for good reason: Mr. Griffin: $506,000; Mr. Hughes: $214,000; Mr. Bittner: $94,350; Mr. Norton: $316,250. Additionally, the value of potential payments to Mr. Griffin, consisting of stock and related cash compensation, upon termination by reason of his death or disability is $506,000 in each case. If the Grantee's employment is terminated for any reason prior to the lapsing of any restrictions provided in the award agreement, the unvested restricted stock units and rights to receive cash compensation shall be automatically forfeited except that such unvested restricted stock units and rights to receive cash compensation shall vest in full (and shall not be automatically forfeited) if employment is terminated and such termination is not due to cause (as defined), death or disability. Any unvested restricted stock units and unvested cash compensation shall vest on the date of the change in control.

(2)
Amount represents the base monthly compensation for twelve (12) months, monthly bonus amount for twelve (12) months, pro rata share of incentive compensation earned in the year of termination and unpaid compensation, incentive compensation and deferred payments, if any. Pursuant to the terms of Mr. Griffin's amended and restated employment agreement dated March 30, 2010, the payment to be made to Mr. Griffin in the event of a termination without cause or for good reason was increased to twenty four (24) times his base monthly compensation and monthly bonus amount.

(3)
Amount represents annual base compensation, which is subject to reduction if compensation is received prior to the first anniversary date of termination. Pursuant to the terms of Mr. Griffin's amended and restated employment agreement dated March 30, 2010, the payment to be made to Mr. Griffin in the event that his contract is not extended was increased to two times his annual base compensation.

(4)
Amount represents the product of the base salary times a multiple of two, and an amount equal to the highest amount of incentive compensation paid in the first or second year preceding termination, or in the event termination occurs before payment of an annual bonus, then an amount equal to the minimum incentive compensation or 30%. Pursuant to the terms of Mr. Griffin's amended and restated employment agreement dated March 30, 2010, the payment to be made to Mr. Griffin in the event of a change of control with termination will be equal to his monthly base compensation for twenty four (24) months, monthly bonus amount for twenty four (24) months and unpaid compensation, incentive compensation and deferred payments, if any.

(5)
Amount would represent in-the-money value of options to purchase common stock based on the closing market price of the Company's common stock on December 31, 2009, of $1.30. However, there were no in-the-money options at December 31, 2009.

(6)
If an option award holder's relationship with the Company is terminated (other than as a result of his death or disability), the award holder may exercise the options granted to him, to the extent exercisable on the date of such termination, at any time within three months after termination, but not thereafter and in no event after the date the award would otherwise have expired. However, if such relationship is terminated either (a) for cause (as defined), or (b) without the consent of the Company, such options shall terminate immediately. In addition, in the event the award holder's employment is terminated in connection with a change of control of the Company, then the employee will have the right to exercise the option until the date the award otherwise would have expired. If an option award holder dies (a) while he is an employee of the Company, (b) within three months after termination (unless such termination was for cause or without the consent of the Company), or (c) within one year following the termination by reason of his disability, the options granted to him as an employee, may be exercised, to the extent exercisable on the date of his death, by his legal representative (as defined) at any time within one year after death but not thereafter and in no event after the date the option would otherwise have expired. If the option award holder's relationship with the Company has terminated by reason of his disability, the options granted to him as an employee, may be exercised, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

(7)
Provided voluntary termination is with the consent of the Company.

(8)
In the event of (a) liquidation or dissolution of the Company, (b) a merger in which the Company is not the surviving corporation or a consolidation, or (c) any transaction (or series of related transactions) in which (i) more than 50% of the outstanding common stock is transferred or exchanged for other consideration, or (ii) shares of common stock in excess of the number of shares of common stock outstanding immediately preceding the transaction are issued (other than to stockholders of the Company with respect to their shares of stock in the Company), any outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefore in the transaction.

(9)
Amount represents unpaid base salary and unpaid discretionary bonus for remaining term of employment agreement plus severance benefits equal to annual base salary and an amount equal to annual discretionary bonus (determined by the highest amount of any discretionary bonus during term or the minimum discretionary bonus).

(10)
Amount represents the product of the base salary times a multiple of two.

(11)
Amount represents the base salary for the remaining period of employment, minimum discretionary bonus if applicable and any unpaid amounts.

(12)
In June 2010, the Compensation Committee of the Board approved an amendment to Mr. Bittner's employment agreement to provide severance in an amount equal to eighteen month's salary in the event of a termination of his employment without cause within one year following a change of control.

(13)
Amount represents the greater of the entire compensation payable per terms of the employment agreement for the remaining period of employment or eighteen month's base salary. In June 2010, the Compensation Committee of the Board approved an amendment to Mr. Norton's employment agreement to increase the severance payable in the event of a termination without cause within one year following a change of control to twenty four months' salary.

ITEM 2

APPROVAL AND ADOPTION OF AN AMENDMENT TO THE RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF
SHARES OF COMMON STOCK

        In June 2010, the Board of Directors approved and adopted an amendment (the "Common Stock Amendment") to the Company's Restated Certificate of Incorporation, subject to approval and adoption by the Company's stockholders. The Common Stock Amendment, which is attached to this proxy statement as Appendix A, increases the total number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.

        The Company is currently authorized to issue 50,000,000 shares of common stock. As of June 18, 2010, there were 27,475,260 shares of common stock issued and outstanding. An additional 3,774,800 shares of common stock are reserved for issuance upon the exercise of outstanding options, payment of outstanding restricted stock units and for awards issuable under the 2010 Plan.

Reasons for the Proposal

        Because the Common Stock Amendment would make additional shares available for equity financing (including equity financing that may be required to fund the development of gaming facilities and payment of licensing fees in Ohio if gaming is approved at Scioto Downs), stock dividends, acquisition transactions and development of other gaming opportunities, present and future employee benefit programs and other corporate purposes, the Board of Directors believes its adoption is in the best interests of the Company and its stockholders. The availability of additional authorized shares would permit the Company to finance the costs of expanding its gaming operations in Ohio and other jurisdictions if such activities are approved pursuant to applicable law or otherwise become available and to otherwise undertake the foregoing actions without the delay and costs associated with holding a special meeting of stockholders to obtain approval each time an opportunity arises that would require the issuance of shares of our common stock.

        Except to the extent necessary to finance the development of gaming facilities at Scioto Downs and the payment of licensing fees in Ohio if gaming is approved at that facility, the Company has no current plans or proposals to use the newly authorized shares for equity financing, stock dividends, acquisition transactions, present and future employee benefit programs or other corporate purposes.

        The additional shares of stock for which authorization is sought would be identical in all respects to the shares of our stock now authorized, having the same par value, voting rights and rights to dividends and other distributions.

Effects of the Proposal

        An increase in the number of authorized shares of common stock would not, in itself, have any effect on the rights of the Company's equityholders, and the relative rights and limitations of common stockholders would remain unchanged under the Common Stock Amendment. Nevertheless, stockholders of the Company do not currently possess, nor upon the adoption of the proposed amendment will they acquire, preemptive rights entitling them, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, securities of the Company. To the extent that additional authorized shares of our stock are issued in the future, therefore, such issuance may decrease existing stockholders' percentage equity ownership and voting power in the Company and, depending on the price of issuance, could be dilutive to existing stockholders.

        In addition, the issuance of additional shares of common stock could have an anti-takeover effect by making an acquisition of the Company more difficult or costly. For example, the issuance of additional shares of common stock could dilute the stock ownership or voting rights of a person seeking to obtain control of the Company, thereby increasing the cost of acquiring effective control of the Company. This could have the effect of deterring or rendering more difficult a merger, tender offer, proxy contest or other change of control transaction. The increase in our authorized common stock, however, is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or to obtain control of the Company.

        The Board has unanimously approved the Common Stock Amendment and recommends the Company's stockholders vote to approve the Common Stock Amendment.

 ITEM 3

APPROVAL AND ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE PREFERRED STOCK

        In June 2010, the Board of Directors approved and adopted an amendment (the "Preferred Stock Amendment") to the Company's Restated Certificate of Incorporation, subject to approval and adoption by the Company's stockholders. The Preferred Stock Amendment creates a class of preferred stock and authorizes the issuance of up to 10,000,000 shares of preferred stock. It is expected that the Preferred Stock Amendment will be in substantially the form attached to this proxy statement as Appendix A. Stockholder approval of the Preferred Stock Amendment is required by the terms of the Company's Restated Certificate of Incorporation and the General Corporation Law of the State of Delaware. Note that Appendix A also contains the text relating to the proposed amendment to increase the authorized number of shares of common stock discussed in Item 2. In the event that our stockholders do not approve both Item 2 and this Item 3, the text of Appendix A will be revised accordingly prior to filing with the Delaware Secretary of State.

        If the stockholders approve and adopt the Preferred Stock Amendment, then (i) the Company will amend its Restated Certificate of Incorporation to create a class of preferred stock and to authorize the issuance of up to 10,000,000 shares of preferred stock, (ii) the Company will be able to issue, without further stockholder action or vote, preferred stock in one or more series at such time or times and for such consideration as the Board of Directors may determine is in the best interests of the Company and its stockholders, and (iii) the Board of Directors will be authorized to determine the number of shares of each series and the voting powers, designations, preferences, relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including such series' redemption rights, dividend rights, liquidation preferences, and conversion rights.

        Preferred stock provides investors with a preference over common stockholders upon a liquidation event, usually in the amount invested plus accrued but unpaid dividends, if any. Further, the conversion feature, if any, of preferred stock will generally enable an investor to choose between the amount it would receive upon conversion into common stock and the amount due under the preference.

Reasons for the Proposal

        The Company's Restated Certificate of Incorporation does not presently authorize the issuance of shares other than common stock. Accordingly, the Company is limited to issuing common stock or debt securities to raise capital. In light of current conditions in the capital markets, the Board believes the Preferred Stock Amendment will provide the needed flexibility to raise capital on more favorable terms. In particular, the Preferred Stock Amendment will permit the Board to tailor any series of preferred stock to the specific purposes for which capital may be raised, including capital that may be necessary to finance the development of gaming facilities and payment of licensing fees in Ohio if gaming is approved at Scioto Downs, thereby enhancing the Company's ability to respond to opportunities and market conditions before such opportunities pass or conditions change.

        Moreover, because the issuance of preferred stock may be treated differently than the issuance of debt under the covenants contained in our current credit facilities and indentures, authorizing the issuance of preferred stock may enable us to raise additional funds while maintaining compliance with those covenants. In such circumstances, depending upon the underlying structure of the transaction, preferred stock could be treated as equity or debt on our balance sheet. Further, we would have the flexibility to structure the security to determine whether dividends on the preferred stock would be considered interest for purposes of interest coverage ratios. Hence, the authorization of preferred stock would give the Company the opportunity to raise capital on terms negotiated in light of our balance sheet and overall indebtedness.

        Except to the extent necessary to finance the development of gaming facilities at Scioto Downs and the payment of licensing fees in Ohio if gaming is approved at that facility, the Company has no current plans or proposals to issue the newly authorized shares of preferred stock.

Effects of the Proposal

  Effects on Holders of Common Stock

        The mere creation and authorization of preferred stock would not have any effect on the rights of holders of common stock. Moreover, the actual effects on common stockholders of any issuance of preferred stock would depend upon the features of the preferred stock and the rights given to its holders. It is possible, however that the issuance of preferred stock could adversely affect the rights of common stockholders. For example, an increase in the aggregate number of outstanding shares caused by the issuance of preferred stock could dilute the earnings per share and book value per share of all outstanding shares of common stock. Additionally, preferred stock could have the effect, among others, of (i) subordinating common stockholders' dividend rights, liquidation preferences, and other rights, preferences, and privileges, (ii) diluting the voting power of common stock, (iii) restricting the rights of common stockholders to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to preferred stockholders, or (iv) adversely effecting the ability of common stockholders to obtain a premium on their shares in certain change of control circumstances.

  Anti-Takeover Effects

        The Board of Directors is not proposing this Preferred Stock Amendment in response to any known effort or threat to acquire control of the Company, and the Preferred Stock Amendment is not part of a plan by management to adopt a series of amendments to the charter or bylaws that would thwart such efforts (see below, "De-Clawed" Blank Check Preferred Stock). Nevertheless, the issuance of preferred stock could make a takeover attempt more difficult or costly. For example, the issuance of preferred stock could dilute the stock ownership or voting rights of a person seeking to obtain control of the Company, thereby increasing the cost of acquiring effective control of the Company. This could have the effect of deterring or rendering more difficult a merger, tender offer, proxy contest or other change of control transaction.

"De-Clawed" Blank Check Preferred Stock

        The Board of Directors represents that it will not, without prior stockholder approval, issue any series of preferred stock for any defensive or anti-takeover purpose, to implement any stockholder rights plan, or with features intended to make any attempted acquisition of the Company more difficult or costly. Within these limits, the Board of Directors may issue preferred stock for financing, acquisition or other corporate purposes that has the effect of making an acquisition of the Company more difficult or costly.

        The Board of Directors believes that, as structured, the Preferred Stock Amendment is consistent with sound corporate governance principles and will enhance our ability to take advantage of financing alternatives on terms most beneficial to the Company.

        The Board has unanimously approved the Preferred Stock Amendment and recommends that the Company's stockholders vote to approve the Preferred Stock Amendment.

 ITEM 4

APPROVAL OF THE MTR GAMING GROUP, INC. 2010 LONG TERM INCENTIVE PLAN

        The Board has adopted, subject to the approval of the Company's stockholders, the MTR Gaming Group, Inc. 2010 Long-Term Incentive Plan (the "2010 Plan"). The Company's stockholders are being asked to consider and affirmatively vote on the 2010 Plan.

        The Company currently maintains the 2000 Stock Incentive Plan, the 2001 Stock Incentive Plan, the 2002 Stock Incentive Plan, the 2004 Stock Incentive Plan, the 2005 Stock Incentive Plan and the 2007 Stock Incentive Plan (collectively, the "Prior Plans"). The Company desires to implement the 2010 Plan so that it has a single vehicle for granting long term incentive awards going forward, and to have the ability to grant certain forms of incentive awards not currently available under the Prior Plans. While the 2010 Plan is to replace the Prior Plans as the means pursuant to which the Company grants long term incentive awards to its employees, officers and non-employee directors going forward, awards granted under the Prior Plans will remain in place subject to the terms and conditions of the Prior Plans.

        Furthermore, at current and projected rates of utilization, the shares available for future awards under the Prior Plans (511,800) are expected to last only through 2010. In light of the importance of equity-based incentives to attract and retain key employees, the 2010 Plan would provide for an additional 2,000,000 shares of common stock that can be used for equity-based incentive awards.

        A description of the material provisions of the 2010 Plan is provided below.

        The Board has unanimously approved the 2010 Plan and recommends that the Company's stockholders vote to approve the 2010 Plan.

Description of the 2010 Plan

  General

        The 2010 Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity and non-equity based awards to employees, officers and non-employee members of the Board. The purpose of the 2010 Plan is to further align the interests of participants with those of the stockholders by providing participants with long-term incentive compensation opportunities tied to the performance of the Company's common stock. Further, the 2010 Plan is intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company's business is largely dependent.

        The total number of shares of common stock to be reserved for issuance under the 2010 Plan includes:

  (i)
  511,800 shares that currently remain available for issuance under the Prior Plans; and

  (ii)
  shares subject to awards granted under the Prior Plans that become forfeited, expired or otherwise terminated in accordance with the terms of the applicable plan, up to a maximum of 1,263,000 shares; and

  (iii)
  2,000,000 shares newly authorized in connection with the adoption of the 2010 Plan.

Accordingly, the maximum number of shares issuable under the 2010 Plan is 3,774,800 (the sum of the above amounts). Shares of common stock subject to awards granted under the 2010 Plan that become forfeited, expired, settled in cash or otherwise terminated without delivery of such shares will again be available for future awards under the 2010 Plan. The shares available for issuance as well as outstanding awards under the 2010 Plan are subject to adjustment in the event of a reorganization, stock split, merger or similar change. The shares available for issuance under the 2010 Plan may be authorized and unissued or held as treasury shares.

  Administration and Eligibility

        The 2010 Plan will be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee will have general authority to grant awards and prescribe the terms thereof, as well as authority to interpret and apply the terms of the 2010 Plan and individual awards. The Committee will also be able to delegate certain of its responsibilities under the 2010 Plan. The Company's employees, officers and non-employee directors will each be eligible, in the sole discretion of the Committee, to participate in the 2010 Plan and to receive grants thereunder. In addition to the six non-employee directors, there are approximately 2,300 employees (including officers) of the Company eligible to receive awards under the 2010 Plan.

  Adjustments

        In the event of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the common stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting our common stock, appropriate and equitable adjustments will be made to the maximum number and kind of shares available for grant, and the number and kind of shares of common stock or other rights and prices under outstanding awards to prevent dilution or enlargement of a participant's rights under an award.

  Types of Awards

        Under the 2010 Plan, the Committee may grant the following types of awards:

  •
  Stock Options.  The Committee may grant incentive stock options conforming to the provisions of Section 422 of the Code or nonqualified stock options. The exercise price of an option may not be less than 100% of the fair market value of a share of common stock on the date of grant. The Committee will determine the vesting requirements as well as the term of exercise of each option, which will be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee. The Committee may accelerate the vesting of a stock option upon a termination of service of the participant under certain circumstances, as set forth in the participant's award agreement or otherwise. The maximum term of an option will be 10 years from the date of grant. For purposes of complying with Section 162(m) of the Code, the maximum number of shares of common stock that may be subject to stock options granted to a single participant in any one year is limited to 500,000 shares.

  •
  Stock Appreciation Rights.  A stock appreciation right (or "SAR") may be granted on a stand-alone basis or in tandem with a related stock option and entitles a participant to receive payment based on the excess of the fair market value of a share of common stock on the date of settlement over the grant price of the SAR, multiplied by the number of shares as to which the right is being settled or exercised. SARs may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. The exercise price of an SAR may not be less than 100% of the fair market value of a share of common stock on the date of the grant. The Committee will determine the vesting requirements as well as the term of exercise of each SAR, which may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee. The Committee may accelerate the vesting of SARs upon a termination of service of the participant under certain circumstances, as set forth in the participant's award agreement or otherwise. The maximum term of an SAR will be 10 years from the date of grant. For purposes of complying with Section 162(m) of the Code, the maximum number of shares of common stock that may be subject to SARs granted to a single participant in any one year is limited to 500,000 shares.

  •
  Restricted Stock.  A grant of restricted stock represents shares of common stock that are issued subject to conditions relating to vesting and forfeiture requirements, as determined by the Committee in its discretion. Vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee. The Committee may accelerate the vesting of restricted stock a termination of service of the participant under certain circumstances, as set forth in the participant's award agreement. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the rights of a stockholders of the Company, including voting rights and the right to receive dividends, the treatment of which may be provided in the participant's award agreement. For purposes of complying with Section 162(m) of the Code, the maximum number of shares of common stock that may be subject to restricted stock awards granted to a single participant in any one year is limited to 500,000 shares.

  •
  Restricted Stock Units.  A restricted stock unit (or "RSU") represents the right of a participant to receive a payment under an award that is denominated in shares of common stock. An RSU represents an unfunded bookkeeping entry which serves as a unit of measurement relative to one share of common stock for purposes of determining the payment in shares of a deferred benefit or right. RSUs may be subject to vesting requirements, restrictions and conditions to payment as determined by the Committee in its discretion. Vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee. The Committee may accelerate the vesting of RSUs upon a termination of service of the participant under certain circumstances, as set forth in the participant's award agreement. RSUs are payable in cash or in shares of common stock or in a combination of both. RSUs may also be granted together with related dividend equivalent rights. For purposes of complying with Section 162(m) of the Code, the maximum number of shares of common stock that may be subject to RSUs granted to a single participant in any one year is limited to 500,000 shares.

  •
  Cash-Based Performance Awards.  The Committee may grant performance awards under the 2010 Plan which represent the right to receive a payment in cash if performance goals established by the Committee for a performance period are satisfied. The Committee may grant performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, as well as performance awards that are not intended to so qualify. At the time a performance award is granted, the Committee will determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Committee deems appropriate. The Committee may accelerate the vesting of a performance award upon a termination of service of the participant under certain circumstances, as set forth in the participant's award agreement. For purposes of complying with Section 162(m) of the Code, the maximum cash compensation that may be paid to a single participant in any one year with respect to a performance award is limited to $1,000,000.

  •
  Section 162(m) Awards.  For purposes of qualifying grants of performance-based awards as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to performance awards shall be based on the achievement of one or more performance goals. In addition, the Committee may grant awards of restricted stock, restricted stock units or performance awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code. Under that section, the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Committee discretion to decrease the amount of compensation payable). For each such award, the performance criteria upon which the payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied with respect to the Company, any subsidiary or any business unit: (1) net earnings; (2) earnings per share; (3) dividend ratio; (4) net sales growth; (5) income or net income (before taxes); (6) operating profit or net operating profit; (7) return measures (including, but not limited to, return on assets, capital, equity or sales); (8) cash flow (including, but not limited to, operating cash flow, cash from operations and free cash flow); (9) earnings before or after taxes, interest, depreciation or amortization; (10) share price (including, but not limited to, growth measures and total stockholder return); (11) expense targets; (12) customer satisfaction; (13) market share; (14) economic value added; (15) the formation of joint ventures or the completion of other corporate transactions; (16) market capitalization; (17) debt leverage (debt to capital); (18) operating income or net operating income; (19) operating margin or profit margin; (20) return on operating revenue; (21) operating ratio; (22) integration and/or penetration of the market; and/or (23) any combination of or a specified increase in any of the foregoing. The Committee may adjust, change or eliminate the performance goals or the applicable performance period of the award as it deems appropriate, in its discretion. Some of these metrics may also be evaluated on a relative basis and not solely against absolute standards. With respect to any Awards intended to comply with the requirements of Section 162(m) of the Code, adjustments to performance goals shall only be made to the extent consistent with Section 162(m) of the Code, and the Committee may appropriately adjust any evaluation of performance under a performance goal to exclude certain events that occur during a performance period, to the extent consistent with Section 162(m) of the Code.

  •
  Other Stock Awards.  The Committee may grant other awards under the 2010 Plan that may be denominated or payable in, or otherwise based on common stock. The Committee will determine the terms and conditions of such awards, and such awards may be made with or without vesting requirements. For purposes of complying with Section 162(m) of the Code, the maximum number of shares of common stock that may be subject to stock awards granted to a single participant in any one year is limited to 500,000 shares.

  Terms of Awards

        The terms and conditions of each award made under the 2010 Plan, including applicable vesting requirements, may be set forth in written agreements or other award documents with each participant. As noted above, vesting requirements of any award may be based on the continued service of the participant for a specified period or on the attainment of specified business performance goals established by the Committee. The Committee will specify the circumstances in which performance awards will be paid or forfeited in the event of termination of employment of the participant or other event during the term of an award. Awards under the 2010 Plan will generally not be transferable other than by will or the laws of descent and distribution and except for certain transfers for gift and estate planning purposes. The Committee may modify the terms of individual awards as necessary to comply with requirements of local law for jurisdictions outside of the United States.

  Effect of Change in Control

        Under the 2010 Plan, in the event of a "Change in Control," (as defined in the 2010 Plan), all then-outstanding awards under the plan will immediately vest. The Committee may, in an award agreement, provide for other effects of a "Change in Control" on an award, such as cash settlement of an award or the modification or extension of an award.

  Amendment and Termination

        The Board may amend, modify, suspend or terminate the 2010 Plan in its discretion, except that no amendment, modification, suspension or termination will become effective without prior approval of the Company's stockholders if such approval is determined necessary or desirable for continued compliance with any tax, securities law or stock exchange listing requirements. Furthermore, any amendment, modification, suspension or termination may not adversely affect any outstanding rights or obligations under the 2010 Plan without the affected participant's consent. If not previously terminated by the Board, the 2010 Plan will terminate on the 10th anniversary of its adoption.

U.S. Federal Income Tax Consequences

        Following is a summary of the United States federal income tax consequences of awards under the 2010 Plan to participants who are subject to United States tax. The tax consequences of the 2010 Plan to the Company and participants in other jurisdictions are not addressed.

        Stock Options.    An optionee will generally not recognize taxable income upon the grant of a non-qualified stock option to purchase shares of common stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares subject thereto over the exercise price. The tax basis of the shares in the hands of the optionee will equal the exercise price paid for the shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares will recognize short-term or long-term capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

        An optionee will generally not recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not generally recognize income upon exercise of the option, provided that the optionee is our employee at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, he or she will recognize capital gain or loss equal to the difference between the sales price and the exercise price. An optionee who sells the shares before the expiration of the foregoing holding periods will generally recognize ordinary income upon the sale, and the Company will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

        Other Awards.    The current United States federal income tax consequences of other awards authorized under the 2010 Plan are generally in accordance with the following: (1) stock appreciation rights are generally subject to ordinary income tax at the time of exercise or settlement; (2) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (3) stock units and performance awards are generally subject to ordinary income tax at the time of payment, and (4) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

        Section 162(m).    Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers of publicly held companies. Awards that qualify as "performance-based compensation" are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation.

        Section 409A.    Certain types of awards under the 2010 Plan may constitute nonqualified deferred compensation for purposes of Section 409A of the Code. Failure to comply with the requirements of Section 409A of the Code may result in the imposition of a 20% excise tax on amounts subject to awards under the 2010 Plan. While the Company intends that the terms of awards under the 2010 Plan will comply with the requirements of Section 409A, such compliance cannot be assured.

New Plan Benefits

        The future benefits or amounts that would be received under the 2010 Plan by executive officers, non-executive directors (except as provided below) and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the 2010 Plan had been in effect cannot be determined.

        As previously discussed in this proxy, each of the Company's non-executive directors (including each of the nominees for non-executive director) will receive a grant of 30,000 RSUs in August 2010, subject to the approval of the 2010 Plan by the Company's stockholders pursuant to this Item 4. This will result in an aggregate grant of 180,000 RSUs. Each RSU will represent a fully vested right to receive a share of Common Stock upon the earlier of a "Change in Control" (as defined in the 2010 Plan) and the director's termination of Board service. As noted above, the future benefits or amounts that otherwise may be granted under the 2010 Plan is not determinable at this time.

Equity Compensation Plan Information

        As of the date of the mailing of this proxy statement, no awards have been granted under the 2010 Plan. The following table sets forth information as of December 31, 2009, with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	735,000	$6.71	395,000
Equity compensation plans not approved by security holders	474,500	$7.23	170,000

Total	1,209,500		565,000

        The Company's equity compensation plans that were not approved by security holders (as no such approval was required) consist of (i) grants of nonqualified stock options (NQSOs) as inducement for initial employment by the Company or its subsidiaries; (ii) grants of NQSOs to non-executive employees; and (iii) NQSOs granted under our 2001 Stock Incentive Plan or available for grant under our 2002 Stock Incentive Plan, both of which are "broad-based plans" as defined by the NASDAQ Market Place Rules (i.e., ones in which not more than half of the options/shares may be awarded to officers and directors). In the case of all such plans, the exercise price of options must be not less than fair market value of the common stock on the date of grant. Options granted under the plans may be for terms of up to ten years. The 2001 and 2002 Stock Incentive Plans are to be administered by the board or a committee of the board consisting of not fewer than two non-employee directors. Repricing under the 2001 plan is limited to 10% of the number of options then outstanding thereunder; repricing under the 2002 plan is prohibited.

Interest of Certain Persons in Matters to Be Acted On

        Our directors and officers are eligible to participate in the 2010 Long Term Incentive Plan, and, therefore, have a substantial direct interest in the approval of the 2010 Long Term Incentive Plan as described in this Proxy Statement.

ITEM 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        The Board has selected the firm of Ernst & Young LLP ("E&Y") to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010, subject to ratification by the stockholders.

        The following table summarizes principal accounting fees and services billed for calendar 2009.

	2009	2008
Audit Fees:
Annual Audit of the Financial Statements (including expenses)	$1,027,887	$1,168,531
Audit-Related Fees:
Other Attest Engagements and Audit-Specific Matters	192,377	72,055

Total Audit Fees	$1,220,264	$1,240,586
Tax Fees:
Tax Compliance	$127,900	$64,765
Other Tax Services	394,867	147,793

Total Tax Fees	$522,767	212,558
All Other Fees	$—	$—

        The Audit Committee's charter provides for the pre-approval of audit and non-audit services performed by the Company's independent registered public accounting firm. Under the charter, the Audit Committee may pre-approve specific services, including fee levels, by the independent registered public accounting firm in a designated category (audit, audit-related, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. All audit, tax and other services provided by Ernst & Young LLP ("E&Y") are pre-approved by the Audit Committee.

        It is expected that a member of E&Y will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

FINANCIAL INFORMATION

        The Financial Statements of the Company included in the Company's Annual Report to Stockholders that accompanies this Proxy Statement are incorporated herein by reference.

OTHER MATTERS

Stockholder Proposals for Next Meeting

        Proposals of stockholders intended for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2011 must be received by the Company's executive offices not later than February 25, 2011. Proponents should submit their proposals by Certified Mail-Return Receipt Requested. Proposals received after that date will be deemed untimely.

        In order for a stockholder to present a proposal or other business for consideration by our stockholders at the 2011 Annual Meeting of Stockholders, the Secretary of the Company must receive by not earlier than the close of business on April 7, 2011, nor later than the close of business on May 7, 2011, a written notice containing the information required under the applicable provisions of our By-laws. This notice requirement does not apply to stockholder proposals properly submitted for inclusion in our proxy statements in accordance with the rules of the Securities and Exchange Commission and stockholder nominations of director candidates which must comply with the Nominating Committee Charter described elsewhere in this Proxy Statement.

        Any stockholder proposal submitted for consideration at the next year's annual meeting but not submitted for inclusion in the Company's Proxy Statement, including stockholder nominations for or suggestions of candidates for election as directors, that is received by the Company earlier than April 7, 2011, or later than May 7, 2011, will not be considered filed on a timely basis with the Company. For such proposals that are not timely filed, the Company retains the discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains the discretion to vote the proxies it receives provided that (1) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

Notice Regarding Abandoned Property Law of New York State

        The Company has been informed by its Transfer Agent, Continental Stock Transfer & Trust Company, that New York State now requires the Company's Transfer Agent to report and escheat all shares held by the Company's record stockholders if there has been no written communication received from the stockholder for a period of five years. This regulation pertains specifically to corporate issuers who do not pay dividends and their stockholders with New York, foreign or unknown addresses. The law mandates escheatment of shares even though the certificates are not in the Transfer Agent's possession, and even though the stockholder's address of record is apparently correct.

        The Transfer Agent has advised the Company that the law requires the Transfer Agent to search its records as of June 30 each year in order to determine those New York resident stockholders from whom it has had no written communication within the past five years. Written communication would include transfer activity, voted proxies, address changes or other miscellaneous written inquiries. For those stockholders who have not contacted the Transfer Agent in over five years, a first-class letter must be sent notifying them that their shares will be escheated in November if they do not contact the Transfer Agent in writing prior thereto. All written responses will be entered in the Transfer Agent's files, but those who do not respond will have their shares escheated. Stockholders will be able to apply to New York State for the return of their shares.

        Accordingly, stockholders that may be subject to New York's Abandoned Property Law should make their inquiries and otherwise communicate, with respect to the Company, in writing. Stockholders should contact their attorneys with any questions they may have regarding this matter.

Information Accompanying this Proxy Statement

        The Company's Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 16, 2010, accompanies this Proxy Statement and is being furnished to each person solicited in connection with the August 5, 2010 annual meeting of the Company's stockholders.

No Other Business

        Management is not aware at this date that any other business matters will come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

June 25, 2010	MTR GAMING GROUP, INC. Nick Rodriguez-Cayro, Secretary

 APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
MTR GAMING GROUP, INC.

        MTR Gaming Group, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

          1.     The name of the Corporation is MTR Gaming Group, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 7, 1988.

          2.     The effective date of this Certificate of Amendment to the Restated Certificate of Incorporation shall be the date it is filed with the Secretary of State of the State of Delaware.

          3.     This Certificate of Amendment to the Restated Certificate of Incorporation has been duly proposed by resolutions, adopted and declared advisable unanimously by the Board of Directors of the Corporation, duly adopted at an annual meeting of the stockholders of the Corporation, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment, and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of the DGCL.

          4.     Article IV of the Restated Certificate of Incorporation is hereby amended by changing Article IV thereof so that, as amended, said Article shall be and read as follows:

"Article IV

        The total number of shares of stock which the Corporation shall have authority to issue is one hundred and ten million (110,000,000) shares, consisting of one hundred million (100,000,000) shares of common stock, par value $0.00001 per share (hereinafter referred to as the "Common Stock"), and ten million (10,000,000) shares of preferred stock, par value $0.00001 per share (hereinafter referred to as the "Preferred Stock"). The powers, designations, preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the Common Stock and the Preferred Stock are as follows:

  (a)
  Preferred Stock.

        The Board of Directors of the Corporation (hereinafter referred to as the "Board of Directors") is hereby expressly authorized at any time, and from time to time, to create and provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

            (i)  the designation of and the number of shares constituting such series, which number the Board of Directors may thereafter (except as otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares of such series then outstanding);

           (ii)  the dividend rate for the payment of dividends on such series, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends,

A-1

  if any, shall bear to the dividends payable on any other class or classes of or any other series of capital stock, the conditions and dates upon which such dividends, if any, shall be payable, and whether such dividends, if any, shall be cumulative or non-cumulative;

          (iii)  whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

          (iv)  the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

           (v)  whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for any such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of such conversion or exchange;

          (vi)  the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

         (vii)  the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

        (viii)  the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

          (ix)  any other relative rights, preferences and limitations of that series.

  (b)
  Common Stock.

        The Common Stock shall be subject to the express terms of any series of Preferred Stock set forth in the Preferred Stock Designation relating thereto. Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all other matters on which stockholders of the Corporation are entitled to vote. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise."

        IN WITNESS WHEREOF, MTR Gaming Group, Inc. has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be duly executed on                        , 2010.

MTR GAMING GROUP, INC.
By:
Name:
Title:

A-2

 APPENDIX B

MTR Gaming Group, Inc.
2010 Long Term Incentive Plan

        1.    Purpose.    The purpose of the MTR Gaming Group, Inc. 2010 Long Term Incentive Plan is to further align the interests of eligible participants with those of the Company's shareholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company's business is largely dependent.

        2.    Definitions.    Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

          "Award" means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award or Stock Award granted under the Plan.

          "Award Agreement" means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant, as provided in Section 15.1 hereof.

          "Board" means the Board of Directors of the Company.

          "Cause" shall have the meaning set forth in Section 14.2(b) hereof.

          "Change in Control" shall have the meaning set forth in Section 13.2 hereof.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.

          "Common Stock" means the Company's Class A common stock, par value $0.00001 per share.

          "Company" means MTR Gaming Group, Inc., a Delaware corporation.

          "Date of Grant" means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

          "Effective Date" means the date the Plan is approved by the Company's shareholders in accordance with Section 16.1 hereof.

          "Eligible Person" means any person who is an employee, officer, or Non-Employee Director of the Company or any of its Subsidiaries.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means, with respect to a share of Common Stock as of a given date, the average of the highest and lowest sales prices per share of Common Stock on such date (or if such date is not a trading day, then on the next preceding trading date), as reported on the NASDAQ Stock Market or other principal exchange on which the Common Stock is then listed, or if not so listed, "Fair Market Value" shall be such value as determined by the Board in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.

          "Incentive Stock Option" means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

          "Non-Employee Director" means any member of the Board who is not an employee of the Company.

          "Nonqualified Stock Option" means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

          "Participant" means any Eligible Person who holds an outstanding Award under the Plan.

          "Performance Award" means an Award that is denominated by a cash amount to an Eligible Person under Section 10 hereof and payable based upon the attainment of pre-established business and/or individual performance goals.

          "Plan" means the MTR Gaming Group, Inc. Long Term Incentive Plan as set forth herein, effective as provided in Section 16.1 hereof, and as may be amended from time to time.

          "Prior Plans" means, collectively, the Company's 2000 Stock Incentive Plan, 2001 Stock Incentive Plan, 2002 Stock Incentive Plan, 2004 Stock Incentive Plan, 2005 Stock Incentive Plan and 2007 Stock Incentive Plan.

          "Restricted Stock Award" means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.

          "Restricted Stock Unit" means a grant to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Service" means, as applicable, a Participant's employment with the Company or any Subsidiary, or a Participant's service as a Non-Employee Director with the Company or any Subsidiary.

          "Stock Award" means a grant of shares of Common Stock to an Eligible Person under Section 11 hereof, which may be free of transfer restrictions and forfeiture conditions.

          "Stock Appreciation Right" means a grant to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

          "Stock Option" means a grant to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

          "Subsidiary" means an entity (whether or not incorporated) that is wholly or majority owned or controlled, directly or indirectly, by the Company; provided, however, that with respect to Incentive Stock Options, the term "Subsidiary" shall include only an entity that qualifies under Section 424(f) of the Code as a "subsidiary corporation" with respect to the Company.

        3.    Administration.

        3.1    Committee Members.    The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an "independent director" under rules adopted by the NASDAQ Stock Market, (ii) a "nonemployee director" for purposes of such Rule 16b-3 under the Exchange Act and (iii) an "outside director" under Section 162(m) of the Code. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

        3.2    Committee Authority.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) determine the types of Awards that may be granted, the time or times at which Awards may be granted, and the number of shares of Common Stock, units or other rights subject to each Award, (iii) prescribe the terms and conditions of all Awards, (iv) interpret the Plan and terms of the Awards, (v) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (vi) make all determinations with respect to a Participant's Service and the termination of such Service for purposes of any Award, and (vii) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Person who are foreign nationals or employed outside of the United States. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

        3.3    Delegation of Authority.    The Committee, in its discretion, and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to the Company's Chief Executive Officer or to a committee of officers of the Company; provided, however, that no delegate will have the authority to grant or amend Awards to executive officers of the Company, nor, to grant or amend Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, to the extent necessary for such qualification.

        4.    Shares Subject to the Plan.

        4.1    Number of Shares Reserved.    Subject to adjustment as provided in Section 4.3 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be the sum of (i) 2,511,800 (inclusive of 511,800 shares of Common Stock that remain authorized for issuance under the Prior Plans as of the Effective Date), and (ii) the number of shares subject to awards granted under the Prior Plans that become canceled, expired, forfeited, surrendered, or otherwise terminated in accordance with their terms and the applicable Prior Plan up to a maximum of 1,263,000 shares. The entire pool of shares of Common Stock available under the Plan is available for the grant of Incentive Stock Options. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares, or treasury shares.

        4.2    Share Replenishment.    To the extent that any Award under the Plan is canceled, expired, forfeited, surrendered, settled in cash, or otherwise terminated without delivery of shares of Common Stock to the Participant, in whole or in part, the shares of Common Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan, and will be available for future Awards under the Plan. Shares that are (i) withheld from an Award or separately surrendered by the Participant in payment of the exercise or purchase price or taxes relating to such an Award or (ii) not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right shall be deemed to constitute delivered shares and will not be available for future Awards under the Plan.

        4.3    Adjustments and Other Corporate Changes.    If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off, or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock provided in Sections 4.1, 6.1, 7.1, 8.1, 9.1 and 11.1 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise price or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code, and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger in which the Company is not the surviving corporation, or (iii) any transaction (or series of related transactions) in which (x) more than 50% of the outstanding Common Stock is transferred or exchanged for other consideration, or (y) shares of Common Stock in excess of the number of shares of Common Stock outstanding immediately preceding the transaction are issued (other than to shareholders of the Company with respect to their shares in the Company), then the Board, in its discretion, may provide that each Award then-outstanding shall terminate in exchange for an equitable payment as determined by the Board in good faith (including, without limitation, in the case of Stock Options and Stock Appreciation rights, a cash payment to the extent of the excess, if any, of the then-Fair Market Value of a share of Common Stock, over the exercise or base price per share of Common Stock subject to the Award).

        5.    Eligibility and Awards.

        5.1    Designation of Participants.    Any Eligible Person may be selected by the Committee to receive an Award and become a Participant under the Plan in accordance with the Committee's authority under Section 3.2 hereof. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

        5.2    Determination of Awards.    The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem. The terms of all Awards under the Plan will be specified by the Committee and will be set forth in individual Award Agreements as described in Section 15.1 hereof.

        6.    Stock Options.

        6.1    Grant of Stock Options.    Stock Options may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be subject to Stock Options granted to any Participant during any calendar year shall be limited to 500,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 hereof). All Stock Options granted under the Plan are intended to comply with the requirements for exemption under Section 409A of the Code.

        6.2    Exercise Price.    The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.

The Committee may, in its discretion, specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

        6.3    Vesting of Stock Options.    The Committee shall, in its discretion, provide in an Award Agreement the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant for a specified time period (or periods), on the attainment of a specified Performance Goal (or goals) or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting or exercisability of any Stock Option upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.

        6.4    Term of Stock Options.    The Committee shall, in its discretion, provide in an Award Agreement the period during which a vested Stock Option may be exercised, provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Stock Option of a Participant whose Service is terminated for any reason shall terminate on the earlier of (A) the maximum term of the Stock Option or (B) unless otherwise provided in an Award Agreement, except as otherwise provided in Section 6.7(c) hereof with respect to Incentive Stock Options, and except for termination for Cause (as described in Section 14.2 hereof), the date that is one hundred eighty (180) days following the termination of Service of the Participant.

        6.5    Stock Option Exercise.    Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, and unless otherwise provided by the Committee at the time of payment: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to, and at the time of payment of the exercise price, a Stock Option shall be subject to applicable tax withholding requirements as provided in Section 15.11 hereof.

        6.6    Limited Transferability of Nonqualified Stock Options.    All Stock Options shall be nontransferable except (i) upon the Participant's death, in accordance with Section 15.3 hereof or (ii) subject to prior approval by the Committee, in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant's "family member" (as defined for purposes of the Form S-8 registration statement under the Securities Act), as may be approved by the Committee, in its discretion, at the time of the proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may, in its discretion, impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited.

        6.7    Additional Rules for Incentive Stock Options.

          (a)    Eligibility.    An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to the Company or any Subsidiary that qualifies as a "subsidiary corporation" with respect to the Company for purposes of Section 424(f) of the Code.

          (b)    Annual Limits.    No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking stock options into account in the order in which granted.

          (c)    Termination of Employment.    An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one (1) year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

          (d)    Other Terms and Conditions; Nontransferability.    Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

          (e)    Disqualifying Dispositions.    If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

        6.8    Repricing Prohibited.    Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company's shareholders, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a "repricing" under the then applicable rules, regulations or listing requirements adopted by the NASDAQ Stock Market or other principal exchange on which the Common Stock is then listed.

        7.    Stock Appreciation Rights.

        7.1    Grant of Stock Appreciation Rights.    Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. The maximum number of shares of Common Stock that may be subject to Stock Appreciation Rights granted to any Participant during any calendar year shall be limited to 500,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 hereof). Stock Appreciation Rights shall be non-transferable, except as provided in Section 15.3 hereof. All Stock Appreciation Rights granted under the Plan are intended to comply with the requirements for exemption under Section 409A of the Code. A Stock Appreciation Right may, in the discretion of the Committee, be granted in tandem with a Stock Option, and in such event, shall (i) have a base price per share equal to the per share exercise price of the Stock Option, (ii) be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and (iii) expire no later than the time at which the related Stock Option expires.

        7.2    Base Price.    The base price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may, in its discretion, specify a base price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

        7.3    Vesting of Stock Appreciation Rights.    The Committee shall, in its discretion, provide in an Award Agreement the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant for a specified time period (or periods), on the attainment of a specified Performance Goal (or goals) or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting or exercisability of any Stock Appreciation Right upon termination of Service under certain circumstances as set forth in the Award Agreement or otherwise. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited.

        7.4    Term of Stock Appreciation Rights.    The Committee shall, in its discretion, provide in an Award Agreement the period during which a vested Stock Appreciation Right may be exercisable or payable, provided, however, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. The Stock Appreciation Right of a Participant whose Service is terminated for any reason shall terminate on the earlier of (A) the maximum term of the Stock Appreciation Right or (B) unless otherwise provided in an Award Agreement, and except for termination for Cause (as described in Section 14.2 hereof), the date that is one hundred eighty (180) days following the termination of Service of the Participant.

        7.5    Payment of Stock Appreciation Rights.    Subject to such terms and conditions as specified in an Award Agreement, a Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements as provided in Section 15.11 hereof.

        7.6    Repricing Prohibited.    Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company's shareholders, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such Stock Appreciation Right that would be treated as a "repricing" under the then applicable rules, regulations or listing requirements adopted by the NASDAQ Stock Market or other principal exchange on which the Common Stock is then listed.

        8.    Restricted Stock Awards.

        8.1    Grant of Restricted Stock Awards.    A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards granted to a Participant during any one calendar year shall be limited to 500,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 hereof). The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

        8.2    Vesting Requirements.    The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant for a specified time period (or periods), on the attainment of a specified Performance Goal (or goals) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Award upon termination of Service under certain circumstances, as set forth in the Award Agreement. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

        8.3    Transfer Restrictions.    Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

        8.4    Rights as Shareholder.    Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, unless otherwise determined by the Committee, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. Any Common Stock received as a stock dividend or distribution will be subject to the same restrictions as the underlying Restricted Stock Award.

        8.5    Section 83(b) Election.    If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant's making an election with respect to the Award under Section 83(b) of the Code.

        9.    Restricted Stock Units.

        9.1    Grant of Restricted Stock Units.    A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The maximum number of units that may be subject to Restricted Stock Units granted to a Participant during any one calendar year shall be limited to 500,000 units (subject to adjustment as provided in Section 4.3 hereof). The value of each Restricted Stock Unit is equal to the Fair Market Value of one share of Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine.

        9.2    Vesting of Restricted Stock Units.    On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant for a specified time period (or periods), on the attainment of a specified Performance Goal (or goals) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Unit upon termination of Service under certain circumstances, as set forth in the Award Agreement.

        9.3    Payment of Restricted Stock Units.    Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements as provided in Section 15.11 hereof. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee in its discretion.

        9.4    Dividend Equivalent Rights.    Restricted Stock Units may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion, and will be paid at the time the underlying Restricted Stock Unit is payable. Dividend equivalent rights shall be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units.

        9.5    No Rights as Shareholder.    The Participant shall not have any rights as a shareholder with respect to the shares of Common Stock subject to a Restricted Stock Unit until such time as such shares are delivered to the Participant pursuant to the terms of the Award Agreement.

        10.    Cash-Based Performance Awards.

        10.1    Grant of Cash-Based Performance Awards.    A Cash-Based Performance Award may be granted to any Eligible Person selected by the Committee. The maximum amount of cash compensation that may be paid to a Participant during any one calendar year under Cash-Based Performance Awards shall be $1,000,000.

        10.2    Vesting of Cash-Based Performance Awards.    Each Cash-Based Performance Award shall be evidenced by an Award Agreement that shall specify the performance period, and such other terms and conditions as the Committee, in its discretion, shall determine. Payment amounts may be based on the achievement of specified levels of performance with respect to a performance goal (or goals), including, if applicable, specified threshold, target and maximum performance levels. The requirements for vesting may also be based upon the continued Service of the Participant or on such other conditions as determined by the Committee and set forth in an Award Agreement. The Committee may accelerate the vesting of a Cash-Based Performance Award upon termination of Service under certain circumstances, as set forth in the Award Agreement.

        10.3    Payment of Cash-Based Performance Awards.    Payment of Cash-Based Performance Awards will be made as soon as practicable, but not later than sixty (60) days, after the expiration of the applicable performance period. Payment of the Cash-Based Performance Awards may be made in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements as provided in Section 15.11 hereof. Any payment of a Cash-Based Performance Award in Common Stock shall be made based upon the Fair Market Value thereof.

        11.    Stock Awards.

        11.1    Grant of Stock Awards.    A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as compensation for Non-Employee Directors or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and such Awards may be made without vesting requirements. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price. The maximum number of shares of Common Stock that may be subject to Stock Awards granted to a Participant during any one calendar year shall be limited to 100,000 shares (subject to adjustment as provided in Section 4.3 hereof).

        11.2    Rights as Shareholder.    Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of Common Stock under a Stock Award, the Participant shall have all rights of a shareholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

        12.    Section 162(m) Awards.

        12.1    Awards.    Awards of Stock Options and Stock Appreciation Rights are intended by their design pursuant to the terms of the Plan to qualify for the performance-based compensation exception under Section 162(m) of the Code and the regulations promulgated thereunder. Restricted Stock Awards, Restricted Stock Units, Cash-Based Performance Awards and Stock Awards may qualify for such exception if the Awards are granted or become payable or vested based upon pre-established performance goals in accordance with this Section 12.

        12.2    Performance Criteria.    In the case of a Restricted Stock Award, Restricted Stock Units, Cash-Based Performance Award or Stock Award that is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, the performance criteria upon which the grant, payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied on a Company-wide, departmental, or individual basis, or any other basis determined by the Committee in its discretion: 1) net earnings; 2) earnings per share; 3) dividend ratio; 4) net sales growth; 5) income or net income (before taxes); 6) operating profit or net operating profit; 7) return measures (including, but not limited to, return on assets, capital, equity or sales); 8) cash flow (including, but not limited to, operating cash flow, cash from operations and free cash flow); 9) earnings before or after taxes, interest, depreciation and/or amortization; 10) share price (including, but not limited to growth measures and total shareholder return); 11) expense targets; 12) customer satisfaction; 13) market share; 14) economic value added; 15) the formation of joint ventures or the completion of other corporate transactions; 16) market capitalization; 17) debt leverage (debt to capital); 18) operating income or net operating income; 19) operating margin or profit margin; 20) return on operating revenue; 21) operating ratio; 22) integration and/or penetration of the market; and/or 23) any combination of or a specified increase in any of the foregoing. The Committee may adjust, change, or eliminate the performance goals or the applicable performance period of the Award as it deems appropriate, in its discretion. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures.

        12.3    Section 162(m) Requirements.    For purposes of qualifying Awards as performance-based compensation under Section 162(m) of the Code, the performance goals shall be set by the Committee on or before the latest date permissible to enable the Awards to so qualify. In granting such Awards, the Committee shall (i) interpret this Plan in a manner consistent with Section 162(m) of the Code; (ii) have no discretion to adjust any performance goal in any way that would adversely affect the treatment of the Award under Section 162(m) of the Code; and (iii) certify that the performance goals applicable to the Award are met before any payment with respect to such Award. With respect to any Awards intended to comply with the requirements of Section 162(m) of the Code, adjustments to performance goals shall only be made to the extent consistent with Section 162(m) of the Code, and the Committee may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period, to the extent consistent with Section 162(m) of the Code: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) mergers, acquisitions and divestitures, (v) accruals for reorganization and restructuring programs and (vi) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's Forms 10-K or 10-Q for the applicable year. At the discretion of the Board, for purposes of compliance with Section 162(m) of the Code, the performance goals shall be subject to re-approval by the Company's shareholders no later than the first shareholder meeting that occurs in the year following the fifth (5th) anniversary of the date on which the Plan first becomes effective.

        13.    Change in Control.

        13.1    Effect of Change in Control.    In the event of a Change in Control, all Awards then-outstanding under the Plan shall fully vest, and shall, as applicable, be fully exercisable as of, or paid out on, the date of the Change in Control. With respect to any Award the vesting of which is subject to the attainment of performance goals, upon a Change in Control, payout of cash or securities under such Award shall be determined as if the performance goals were achieved at the target level of performance.

        13.2    Definition of Change in Control.    For purposes of the Plan, unless otherwise defined in an Award Agreement, "Change in Control" shall mean: (i) a change in ownership of the Company under paragraph (a) below, or (ii) a change in effective control of the Company under paragraph (b) below, or (iii) a change in the ownership of a substantial portion of the assets of the Company under paragraph (c) below.

          (a)    Change in the Ownership of the Company.    A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group (as defined in paragraph (d)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the corporation (within the meaning of paragraph (b) below)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This paragraph (a) applies only when there is a transfer of stock of the Company and stock in the Company remains outstanding after the transaction.

          (b)    Change in the Effective Control of the Company.    A change in the effective control of the Company shall occur on the date that either (i) any one person or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or (ii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

          (c)    Change in the Ownership of a Substantial Portion of the Company's Assets.    A change in the ownership of a substantial portion of the Company's assets shall occur on the date that any one person, or more than one person acting as a group (as defined in paragraph (d) below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no

  Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company, or (iv) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (d). For purposes of this paragraph (c), a person's status is determined immediately after the transfer of the assets.

          (d)    Persons Acting As a Group.    For the purposes of paragraphs (a), (b), and (c), persons will not be considered to be acting as a group solely because they purchase or own assets or stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets or stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets or stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

          (e)   Each of the sub-paragraphs (a) through (d) above shall be construed and interpreted consistent with the requirements of Section 409A of the Code and the regulations thereunder.

        14.    Forfeiture Events.

        14.1    General.    The Committee may specify in an Award Agreement at the time of the Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for Cause, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is materially detrimental to the business or reputation of the Company.

        14.2    Termination for Cause.

          (a)    General.    Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant's Service is terminated for Cause, such Participant's rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment. The Company shall have the power to determine whether the Participant has been terminated for Cause and the date upon which such termination for Cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant's employment for Cause, the Committee may, subject to compliance with Section 409A of the Code and the regulations thereunder, suspend the Participant's rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for "Cause" as provided in this Section 14.2.

          (b)    Definition of "Cause".    For purposes of the Plan, unless otherwise defined in an Award Agreement, "Cause" means the Participant's termination of Service due to: (i) persistent neglect or negligence in the performance of the Participant's Service duties; (ii) conviction (including pleas of guilty or no contest) for any act of fraud, misappropriation or embezzlement, or for any criminal offense related to the Participant's Service; (iii) any deliberate and material breach of fiduciary duty to the Company or other conduct that leads to the material damage or prejudice of the Company, or (iv) a material breach of an essential Company policy, such as the Company's code of conduct.

        15.    General Provisions.

        15.1    Award Agreement.    To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock, units or other rights subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as any administrative guidelines of the Company in effect from time to time.

        15.2    Determinations of Service.    The Committee shall make all determinations relating to the Service of a Participant with the Company or any Subsidiary in connection with an Award, including with respect to the continuation, suspension or termination of such Service. A Participant's Service shall not be deemed terminated if the Committee determines that (i) a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a termination of Service, or (ii) the Participant transfers between service as an employee and that of a Non-Employee Director (or vice versa). The Committee may determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Service for purposes of any affected Awards, and the Committee's decision shall be final and binding.

        15.3    No Assignment or Transfer; Beneficiaries.    Except as provided in Section 6.6 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant while employed by the Company or any of its Subsidiaries, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant's beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee or legatees of such Award under the Participant's last will, or by such Participant's executors, personal representatives or distributees of such Award in accordance with the Participant's will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant's death.

        15.4    Deferrals of Payment.    The Committee may, in its discretion, permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award, provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

        15.5    No Right to Continued Service.    Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason at any time.

        15.6    Rights as Shareholder.    A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine, in its discretion, the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions, or should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.

        15.7    Section 409A Compliance.    To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code and the regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a "separation from service," as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a "specified employee" as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant's termination of Service (or such other period as required to comply with Section 409A). In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

        15.8    Securities Law Compliance.    No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

        15.9    Non-United States Participants and Jurisdictions.    Notwithstanding any provision in the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its discretion, shall have the power and authority, to the extent not inconsistent with the intent of the Plan, to (i) determine which Eligible Persons who are foreign nationals or who are employed outside of the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Eligible Persons, and (iii) establish subplans and modify exercise and payment procedures and other Award terms and procedures to the extent such actions may be necessary or advisable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

        15.10    Substitute Awards in Corporate Transactions.    Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

        15.11    Tax Withholding.    The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid or, in the discretion of the Committee, otherwise satisfied (including, without limitation, by reduction of the number of shares of Common Stock subject to the Award), by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

        15.12    Unfunded Plan.    The adoption of the Plan and any reservation of shares of Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors or otherwise, to discharge its obligations under the Plan.

        15.13    Other Compensation and Benefit Plans.    The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

        15.14    Plan Binding on Transferees.    The Plan shall be binding upon the Company, its successors, transferees and assigns, and the Participant, the Participant's executor, administrator and permitted transferees and beneficiaries.

        15.15    Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

        15.16    Governing Law.    The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

        16.    Term; Amendment and Termination.

        16.1    Term.    The Plan was adopted by the Board on May 19, 2010, and shall be subject to approval by a majority of the votes present in person or by proxy and entitled to vote thereon at the next duly held meeting of the Company's shareholders at which a quorum is present. The Plan shall be effective as of the Effective Date and shall automatically terminate on ten years from its adoption by the Board, unless sooner terminated in accordance with Section 16.2 hereof.

        16.2    Amendment and Termination.    The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan. Notwithstanding the foregoing, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification, suspension or termination by the Company's shareholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the NASDAQ Stock Market, New York Stock Exchange, or other exchange or securities market or for any other purpose.

X Please mark your votes like this FOLD AND DETACH HERE AND READ THE REVERSE SIDE REVOCABLE PROXY 1. ELECTION OF DIRECTORS 2. PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE AN INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK. 3. PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK. FOR all Nominees listed to the left WITHHOLD AUTHORITY THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5. NOMINEES: Signature Signature if held jointly Date , 2010. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: (INSTRUCTION: To withhold authority to vote for one or more individual nominees write such name or names in the space provided below.) (01) Steven M. Billick (02) Robert A. Blatt (03) James V. Stanton (04) Richard Delatore (05) Raymond K. Lee (06) Roger P. Wagner (07) Robert F. Griffin FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 4. PROPOSAL TO APPROVE THE COMPANY’S 2010 LONG TERM INCENTIVE PLAN. FOR AGAINST ABSTAIN 5. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010. FOR AGAINST ABSTAIN 6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

MTR Gaming Group, Inc. ANNUAL MEETING OF STOCKHOLDERS August 5, 2010 Pittsburgh Marriott North 100 Cranberry Woods Drive Cranberry Township, Pennsylvania 16066 This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Robert F. Griffin and Robert A. Blatt and each of them, with full power of substitution as the proxies of the undersigned to vote all undersigned’s shares of the Common Stock of MTR Gaming Group, Inc. (the Company) at the Annual Meeting of the Company’s Stockholders to be held on Thursday, August 5, 2010 at 10:00 a.m. local time and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present. This proxy will be voted as specified. If no specification is made, this proxy will be voted in favor of Proposals 1, 2, 3, 4, and 5. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE AND READ THE REVERSE SIDE REVOCABLE PROXY Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on August 5, 2010 The Company’s Proxy Statement and Fiscal Year 2009 Annual Report to Stockholders are available at http://www.cstproxy.com/mtrgaming/2010

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INTRODUCTION
ITEM 1
ELECTION OF DIRECTORS
Potential Payments upon Termination or Change in Control Table
ITEM 2
APPROVAL AND ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
ITEM 3
APPROVAL AND ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE PREFERRED STOCK
ITEM 4
APPROVAL OF THE MTR GAMING GROUP, INC. 2010 LONG TERM INCENTIVE PLAN
ITEM 5
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FINANCIAL INFORMATION
OTHER MATTERS
  APPENDIX A
  APPENDIX B